                                                                   Exhibit 10.15


--------------------------------------------------------------------------------



                           RECAPITALIZATION AGREEMENT



                                  by and among



                          THAYER ITECH HOLDINGS, L.L.C.

                               ("Thayer Holdings")


                         BUSINESS SOLUTIONS GROUP, INC.
                                 (the "Company")


                               BSG HOLDINGS, INC.
                                 ("BSG Parent")

                                       and


                     THE STOCKHOLDERS OF BSG HOLDINGS, INC.
                              (the "Stockholders")



                              Dated August 11, 1999

--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I   DEFINITIONS......................................................2
      1.1 Definitions........................................................2
ARTICLE II  RECAPITALIZATION.................................................7
      2.1 Stock Purchase.....................................................7
      2.2 Payment of Purchase Price..........................................8
      2.3 The Financing......................................................8
      2.4 Redemption.........................................................8
      2.5 Recapitalization...................................................8
      2.6 Closing............................................................8
      2.7 Escrow Arrangements................................................8
      Financial Condition....................................................9
      2.9 Closing Audit......................................................9
      2.10 Post-Closing Net Working Capital Adjustment.......................10
ARTICLE III   REPRESENTATIONS AND WARRANTIES OF THE
      COMPANY, BSG PARENT AND STOCKHOLDERS...................................10
      3.1 Capitalization.....................................................10
      3.2 No Liens on Shares.................................................11
      3.3 Subsidiaries.......................................................11
      3.4 Other Rights to Acquire Capital Stock..............................11
      3.5 Due Organization...................................................11
      3.6 Due Authorization..................................................12
      3.7 Financial Statements...............................................12
      3.8 Certain Actions....................................................13
      3.9 Properties.........................................................14
      3.10 Licenses and Permits..............................................14
      3.11 Intellectual Property.............................................15
      3.12 Compliance with Laws..............................................16
      3.13 Insurance.........................................................16
      3.14 Employee Benefit Plans............................................16
            (a) Employee Welfare Benefit Plans...............................16
            (b) Employee Pension Benefit Plans...............................17
            (c) Employment and Non-Tax Qualified Deferred
                  Compensation Arrangements..................................17
      3.15 Contracts and Agreements..........................................17
      3.16 Claims and Proceedings............................................18
      3.17 Taxes.............................................................18
      3.18 Personnel.........................................................19
      3.19 Business Relations................................................20
      3.20 Accounts Receivable; Accounts Payable; Customer Deposits;
            Customer Deposits and Deferred Revenues..........................20

            (a) Accounts Receivable..........................................20
            (b) Accounts Payable.............................................21
            (c) Customer Deposits; Customer Deposits and Deferred Revenues...21
      3.21 Bank Accounts; Investments........................................21
      3.22 Customer Claims...................................................21
      3.23 Brokers...........................................................21
      3.24 Affiliated Transactions...........................................21
      3.25 Funded Indebtedness; Letters of Credit; Undisclosed Liabilities...22
            (a) Funded Indebtedness..........................................22
            (b) Letters of Credit............................................22
            (c) Undisclosed Liabilities......................................22
      3.26 Year 2000.........................................................22
      3.27 Information Furnished.............................................22
ARTICLE IV   THAYER HOLDINGS' REPRESENTATIONS AND WARRANTIES.................23
      4.1 Due Organization of Thayer Holdings................................23
      4.2 Due Authorization..................................................23
      4.3 No Brokers.........................................................23
      4.4 Investment.........................................................23
      4.5 Information Furnished..............................................23
ARTICLE V   PRE-CLOSING COVENANTS OF THE COMPANY, BSG PARENT,
      THAYER HOLDINGS AND STOCKHOLDERS.......................................24
      5.1 Consents of Others.................................................24
      5.2 Stockholders' Efforts..............................................24
      5.3 Powers of Attorney.................................................24
      5.4 Conduct of Business Pending Closing................................24
      5.5 Access Before Closing..............................................25
ARTICLE VI  POST-CLOSING COVENANTS...........................................25
      6.1 General............................................................25
      6.2 Transition.........................................................26
      6.3 Confidentiality....................................................26
      6.4 Covenant Not to Compete............................................26
      6.5 Additional Matters.................................................26
      6.6 Litigation Support.................................................27
      6.7 Audits.............................................................27
      6.8 Minimum Cash as of the Closing.....................................28
      6.9 Stock Options......................................................28
ARTICLE VII   CONDITIONS TO OBLIGATIONS OF PARTIES TO CONSUMMATE CLOSING.....28
      7.1 Conditions to Thayer Holdings' Obligations.........................28
            (a) Covenants, Representations and Warranties....................29
            (b) Consents.....................................................29
            (c) Leases.......................................................29

            (d) Discharge of Indebtedness and Lien; Stockholder Loans........29
            (e) Fee..........................................................29
            (f) Transfer Taxes...............................................30
            (h) Documents to be Delivered by Stockholders;
                  BSG Parent and the Company.................................30
                  (iv) Escrow Agreement......................................30
                  ((ii) Opinion of Stockholder's Counsel.....................30
                  (iii) Certificates.........................................30
                  (iii) Release..............................................30
                  (v) Employment Agreements..................................30
                  (vi) Delivery of Purchased Shares..........................30
                  (vii) Redemption of Existing Common Stock..................30
                  (viii) Resignation of Directors............................31
                  (ix) Termination of Stockholder Agreements.................31
               (i) Company Equity Arrangements...............................31
               (j) Restated Certificate of Incorporation.....................31
               (k) Financing.................................................31
      7.2 Conditions to Stockholders', BSG Parent's and the Company's
               Obligations...................................................31
               (a) Covenants, Representations and Warranties.................31
               (b) Consents..................................................31
               (c) Documents to be Delivered by Thayer Holdings..............32
                     (ii) Escrow Agreement...................................32
                     (iii) Employment Agreements.............................32
                     (iii) Certificates......................................32
                     (iii) Legal Opinion.....................................32
               (d) Company Equity Arrangements...............................32
               (e) Payments to BSG Parent....................................32
ARTICLE VIII   INDEMNIFICATION...............................................32
      8.1 Indemnification by BSG Parent and Stockholders.....................32
      8.2 Defense of Claims..................................................33
      8.3 Escrow Claim.......................................................34
      8.4 Tax Audits, Etc....................................................34
      8.5 Indemnification of Stockholders, BSG Parent and the Company........34
      8.6 Limits on Indemnification..........................................34
ARTICLE IX   TERMINATION.....................................................35
      9.1 Termination........................................................35
      9.2 Effect of Termination..............................................36
ARTICLE X   MISCELLANEOUS....................................................36
      10.1 Modifications.....................................................36
      10.2 Notices...........................................................36
      10.3 Counterparts; Facsimile Transmission..............................38
      10.4 Expenses..........................................................38
      10.5 Binding Effect; Assignment........................................38
      10.6 Entire and Sole Agreement.........................................38

      10.7 Governing Law.....................................................38
      10.8 Survival of Representations, Warranties and Covenants.............39
      10.9 Invalid Provisions................................................39
      10.10 Public Announcements.............................................39
      10.11 Remedies Cumulative..............................................39
      10.12 Third Parties....................................................39
      10.13 No Strict Construction...........................................39
      10.14 Disclosure Schedule..............................................40

     LIST OF EXHIBITS

     Exhibit A     Form of Amended and Restated Certificate of Incorporation
     Exhibit B     Form of Escrow Agreement
     Exhibit C     Opinion of the Company's and Stockholders' Counsel
     Exhibit D     Key Employees of the Company
     Exhibit E     Form of Release
     Exhibit F-1   Form of John R. McDougall Employment Agreement
     Exhibit F-2   Form of Marshall Nelson Employment
     Exhibit F-3   Form of Philip Duong Employment Agreement
     Exhibit G     Stockholders Accounts and Wire Transfer Instructions((S) 2.4)
     Exhibit H     Ownership of Shares ((S) 3.1)
     Exhibit I-1   Articles ((S) 3.5)
     Exhibit I-2   Bylaws ((S) 3.5)
     Exhibit I-3   Certificate of Incorporation((S) 3.5)
     Exhibit I-4   Bylaws ((S) 3.5)
     Exhibit I-5   Qualified Jurisdictions ((S) 3.6)
     Exhibit J     List of  Properties ((S) 3.9)
     Exhibit K     List of  Licenses and Permits ((S) 3.10)
     Exhibit L     List of Intellectual Property ((S) 3.11)
     Exhibit M     List of Insurance ((S) 3.13)
     Exhibit N     List of Contracts ((S) 3.15)
     Exhibit O     List of Personnel ((S) 3.18)
     Exhibit P     List of Deferred Revenues and Customer Deposits ((S) 3.20)
     Exhibit Q     List of Bank Accounts and Investments ((S) 3.21)
     Exhibit R     List of Letters of Credit and Customer Deposits ((S) 3.25(b))
     Exhibit S     List of Indebtedness ((S) 7.1(d))
     Exhibit T     Opinion of Thayer Holdings' Counsel



     LIST OF SCHEDULES

     Schedule of Leases
     Disclosure Schedule
     Recapitalization Schedule
     Financial Statements

                           RECAPITALIZATION AGREEMENT


     THIS RECAPITALIZATION AGREEMENT (this "Agreement") is entered into as of August 11, 1999, by and among THAYER ITECH HOLDINGS, L.L.C., a Delaware limited liability company ("Thayer Holdings"), BUSINESS SOLUTIONS GROUP, INC., a Delaware corporation (the "Company") and BSG HOLDINGS, INC., a Georgia corporation ("BSG Parent"), and John R. McDougall as trustee of the John R. McDougall and Louise A. McDougall Trust dated July 24, 1998 and as trustee of the Louise A. and John R. McDougall Trust dated July 24, 1998, D. Marshall Nelson as trustee of the Nelson Family Trust dated May 22, 1995 and Philip H. Duong as trustee of the Duong Family Trust dated November 28, 1998 (collectively, the "Stockholders").


                                    Recitals
                                    --------

     Pursuant to this Agreement, the Company, which is engaged in the business of providing information technology consulting services in the United States (the "Business"), will be recapitalized in a series of transactions (the "Transactions"). The Transactions will occur in the following steps:

     A. THE CURRENT CAPITALIZATION OF THE COMPANY

     On the date of this Agreement, the Company's capitalization consists of 100,000 shares of common stock, $.01 par value per share (the "Capital Stock"). BSG Parent is the owner of 100,000 shares of Capital Stock, which stock represents all of the issued and outstanding stock of the Company (the "Existing Shares"). The Stockholders own 100,000 shares of the capital stock of BSG Parent, which stock represents all of the issued and outstanding shares of capital stock of BSG Parent.

     B. THE STOCK PURCHASE

     Thayer Holdings desires to purchase from BSG Parent and BSG Parent desires to sell to Thayer Holdings an aggregate of 58,378.378 shares of Capital Stock (the "Stock Purchase") for a cash purchase price of $370 per share (an aggregate purchase price of $21,600,000), subject to adjustment as provided herein.

     C. THE FINANCING

     Prior to the Closing, it is anticipated that the Company will enter into a credit agreement or agreements with a financial institution or institutions (the "Financing") to be arranged by Thayer Holdings, which Financing shall provide for a loan or loans to the Company on commercially reasonable terms in connection with the Transactions in the principal amount of up to approximately $10,000,000 (the "Financing Proceeds").

     D. THE REDEMPTION

     At Closing, 27,027.027 shares (the "Redemption Shares") of the Existing Shares held by BSG Parent will be redeemed by the Company for a purchase price of $370 per share (an aggregate redemption price of $10,000,000), subject to adjustment and escrow holdbacks as provided herein (the "Redemption").

     E. THE RECAPITALIZATION

     Following the Redemption, the Company will recapitalize itself (the "Recapitalization") by amending and restating its Certificate of Incorporation to authorize two classes of capital stock, (i) the Common Stock, $.01 par value (the "Common Stock") and (ii) the Class A Preferred Stock, par value $.01 per share (the "Preferred Stock"). Pursuant to the Recapitalization, each issued and outstanding share of Capital Stock will be exchanged for (i) 185 shares of Common Stock and (ii).3515 shares of Preferred Stock. A chart showing the details of the Recapitalization is attached as the Recapitalization Schedule
                                                   -------------------------
hereto.


                                    Agreement
                                    ---------

     NOW, THEREFORE, in consideration of the mutual premises and covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto covenant and agree as follows:



                                    ARTICLE I
                                   DEFINITIONS

     Definitions. In this Agreement, the following terms have the meanings
     -----------
specified or referred to in this Section 1.1 and shall be equally applicable to
                                 -----------
both the singular and plural forms. Any agreement referred to below shall mean such agreement as amended, supplemented and modified from time to time to the extent permitted by the applicable provisions thereof and by this Agreement.

     "AA" shall mean Arthur Andersen, L.L.P. and its successors.

     "Affiliate" means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such Person.

     "Audited Closing Financial Statements" has the meaning specified in Section 2.9.

     "BSG Parent" has the meaning specified in the first paragraph of this Agreement.

     "Business" has the meaning specified in the first recital of the Agreement.

     "Business Plan" means that certain five-year business plan of the Company as presented to Thayer in June 1999. Except as specifically utilized herein with respect to the Company's Intellectual Property being adequate to be able to attain the anticipated diversity of the Company's future customer base, no representation or warranty is hereby made by the Company, BSG Parent or Stockholders with respect to the Business Plan or the Company's attainment of its future projections as set forth in the Business Plan.

     "Capital Stock" has the meaning specified in Recital A of the Agreement.
                                                  ---------

     "Closing" means the closing of the Stock Purchase followed by the Redemption and subsequently the Recapitalization.

     "Closing Date" has the meaning specified in Section 2.6.
                                                 -----------

     "Closing Redemption Price" shall have the meaning assigned to such term in
Section 2.4(a).
--------------

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Common Stock" has the meaning specified in Recital E of this Agreement.

     "Company" has the meaning specified in the first paragraph of this Agreement.

     "Confidential Information" means (i) the terms and provisions of this Agreement and the Transactions and (ii) all confidential information (for purposes of this Agreement, confidential information shall refer to all information which is the subject of reasonable efforts by the Company to maintain its non-public character or to otherwise prevent such information from becoming widely known) and trade secrets of the Company or its Affiliates including, without limitation, any of the same comprising the identity, lists or descriptions of any customers, referral sources or organizations; financial statements, cost reports or other financial information; contract proposals, or bidding information; business plans and training and operations methods and manuals; personnel records; fee structure; and management systems, policies or procedures, including related forms and manuals. Confidential Information shall not include any information (a) which is disclosed pursuant to subpoena or other legal process, (b) which has been publicly disclosed, or (c) which is subsequently disclosed to any third party not in breach of a confidentiality agreement.

     "Contracts" has the meaning specified in Section 3.15.
                                              ------------

     "Court Order" means any judgment, order, award or decree of any foreign, federal, state, local or other court or tribunal and any award in any arbitration proceeding.

     "Disclosure Schedule" means the Disclosure Schedule attached to this Agreement pursuant to which exceptions to BSG Parent's, the Stockholders' and the Company's specific representations and warranties set forth in Article III
                                                                   -----------
(and listed on a Section-by-Section basis) are disclosed to Thayer Holdings pursuant to said Article III.
                 -----------

     "Encumbrance" means any lien, claim, charge, security interest, mortgage, pledge, easement, conditional sale or other title retention agreement, defect in title or restrictive covenant.

     "Environmental and OSHA Obligations" has the meaning specified in Section
                                                                       -------
3.12.
----

     "Equitable Exceptions" shall have the meaning specified in Section 3.6.
                                                                ------------

     "Equity Agreements" means those certain equity agreements between Thayer Holdings, the Company, BSG Parent, the Stockholders and certain executives to be entered into as of the Closing Date, including without limitation, the Stockholders Agreement and the Registration Rights Agreement.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Escrow Agent" means First Union National Bank, N.A.

     "Escrow Agreement" means the Escrow Agreement to be executed by and among the Company, BSG Parent, the Stockholders, Thayer Holdings and the Escrow Agent in the form of Exhibit B.
               ---------

     "Escrow Period" has the meaning specified in Section 2.7.
                                                  -----------

     "Escrow Sum" has the meaning specified in Section 2.7.
                                               -----------

     "Existing Shares" has the meaning specified in Recital A of the Agreement.
                                                    ---------

     "Financial Statements" has the meaning specified in Section 3.7.
                                                         -----------

     "Financing" has the meaning specified in Recital C of the Agreement.
                                              ---------

     "Financing Proceeds" has the meaning specified in Recital C of the
                                                       ---------
Agreement.

     "Force Majeure" shall mean any failure or delay caused by acts of god, flood, fire, war or terrorism or any failure or delay caused by a governmental blockage of all currency transactions between a foreign Governmental Body and the United States of America.

     "Funded Indebtedness" means all (i) indebtedness of the Company for borrowed money or other interest-bearing indebtedness; (ii) capital lease obligations of the Company; (iii) obligations of the Company to pay the deferred purchase or acquisition price for goods or services, other than trade accounts payable in the ordinary course of business; (iv) indebtedness of others guaranteed by the Company or secured by an Encumbrance on the Company's property; (v) letters of credit or similar obligations; and (vi) indebtedness of the Company under extended credit terms of more than 90 days from vendors provided to the Company.

     "GAAP" shall mean generally accepted accounting principles, consistently applied.

     "Governmental Body" means any foreign, federal, state, local or other governmental authority or regulatory body having jurisdiction over the Company, BSG Parent and/or the Stockholders.

     "Governmental Permits" has the meaning specified in Section 3.10.
                                                         ------------

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and the rules and regulations promulgated thereunder.

     "IRS" means the Internal Revenue Service.

     "Indemnifiable Costs" has the meaning specified in Section 8.1.
                                                        -----------

     "Indemnified Parties" has the meaning specified in Section 8.1.
                                                        -----------

     "Independent Accountants" has the meaning specified in Section 2.9.
                                                            -----------

     "Intellectual Property" shall mean all of the following as they are related primarily to the Business: (i) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); (ii) trademarks, service marks, trade dress, trade names, corporate names, logos, slogans and Internet domain names, together with all goodwill associated with each of the foregoing; (iii) copyrights and copyrightable works;
(iv) registrations, applications and renewals for any of the foregoing; (v) trade secrets, confidential information and know-how (including but not limited to ideas, formulae, compositions, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, business and marketing plans, and customer and supplier lists and related information); and (vi) computer software (including but not limited to data, data bases and documentation).

     "Knowledge of the Company" (whether or not capitalized) shall mean actual knowledge, after reasonable inquiry within the Company to persons with final or direct responsibility, of the Stockholders and the officers and employees of the Company. "Knowledge of the Stockholders" (whether or not capitalized) shall mean actual knowledge of the Stockholders.

     "Leases" shall mean the leases set forth on the Schedule of Leases
                                                     ------------------
attached.

     "Material" (whether or not capitalized) shall, where appropriate in context of its use in making the representations and warranties set forth in Article
                                                                     -------
III, be deemed to mean an amount of money greater than $100,000 individually or
---
$180,000 in the aggregate.

     "Material Adverse Change" or "Material Adverse Effect" means a material adverse change or effect on the assets, properties, Business, operations, liabilities or financial condition of the Company and its subsidiaries, taken as a whole. In determining whether a "Material Adverse Change" or "Material Adverse Effect" has occurred in the context of the use of such terms in the Company's, BSG Parent's and Stockholders' representations and warranties set forth in Article III, such terms shall refer to the occurrence of any single
         -----------
event, or any series of related events, or set of related circumstances, which results or likely will result in a loss to the Company, in excess of $100,000 per occurrence or $180,000 in the aggregate.

     "Minimum Cash Deficit" has the meaning specified in Section 6.8.
                                                         -----------

     "Net Working Capital" shall equal the Company's total current assets (including cash and cash equivalents) minus its total current liabilities (other than interest and the current portion of any indebtedness) including, without limitation, any cash to accrual liability borne by the Company and any change in control payments due to employees, subcontractors, vendors or customers as a result of the transactions contemplated hereby, each as calculated in accordance with GAAP.

     "Net Working Capital Adjustment" has the meaning specified in Section 2.10.
                                                                   ------------

     "OSHA" means the Occupational Safety and Health Act, 29 U.S.C.ss.ss.651 et seq., any amendment thereto, and any regulations promulgated thereunder.

     "Permitted Distributions" has the meaning specified in Section 3.8.
                                                            -----------

     "Permitted Exception" means (a) liens for Taxes and other governmental charges and assessments which are not yet due and payable, (b) liens of landlords and liens of carriers, warehousemen, mechanics and materialmen and other like liens arising in the ordinary course of business for sums not yet due and payable, (c) purchase money security interest liens solely on the property acquired pursuant to such credit purchase, or (d) other liens or imperfections on property which are not material in amount or do not materially detract from the value or the existing use of the property affected by such lien or imperfection.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or Governmental Body.

     "Preferred Stock" has the meaning specified in Recital E of the Agreement.
                                                    ---------

     "Projected Net Working Capital" means $3,000,000.

     "Purchase Price" has the meaning specified in Section 2.1.
                                                   -----------

     "Purchased Shares" has the meaning specified in Section 2.1.
                                                     -----------

     "Recapitalization" has the meaning specified in Recital E of the Agreement.
                                                     ---------

     "Redemption" has the meaning specified in Recital D of the Agreement.
                                               ---------

     "Redemption Price" has the meaning specified in Section 2.4.
                                                     -----------

     "Redemption Shares" has the meaning specified in Recital D of the
                                                      ---------
Agreement.

     "Requirements of Laws" means any foreign, federal, state and local laws, statutes, regulations, rules, codes or ordinances enacted, adopted, issued or promulgated by any Governmental Body (including, without limitation, those pertaining to electrical, building, zoning, environmental and occupational safety and health requirements).

     "Stockholders" has the meaning set forth in the first paragraph of this Agreement.

     "Stock Purchase" has the meaning specified in Recital B of the Agreement.
                                                   ---------

     "Tax" or "Taxes" means any federal, state, local or foreign income, alternative or add-on minimum, gross income, gross receipts, windfall profits, severance, property, production, sales, use, transfer, gains, license, excise, employment, payroll, withholding or minimum tax, transfer, goods and services, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amounts imposed thereon by any Governmental Body.

     "Tax Return" means any return, report or similar statement required to be filed with respect to any Taxes (including any attached schedules), including, without limitation, any information return, claim for refund, amended return and declaration of estimated Tax.

     "Thayer Holdings" has the meaning specified in the first paragraph of this Agreement.

     "Transactions" has the meaning specified in the beginning of the recitals of this Agreement.


                                   ARTICLE II
                                RECAPITALIZATION

     2.1. Stock Purchase. On the Closing Date and subject to the terms and
          --------------
conditions set forth in this Agreement, BSG Parent shall sell and deliver to Thayer Holdings an aggregate of 58,378.378 shares of the Capital Stock (the "Purchased Shares"), free and clear of all Funded Indebtedness and all Encumbrances, other than Permitted Exceptions and the restrictions imposed by federal and state securities laws. The total purchase price for the Purchased Shares (the "Purchase Price") shall be equal to $21,600,000, subject to any adjustment required to be made pursuant to Section 2.10 below.
                                           ------------

     2.2. Payment of Purchase Price. The Purchase Price shall be payable by
          -------------------------
Thayer Holdings at the Closing (as defined in Section 2.6) in cash by wire
                                              -----------
transfer of immediately available funds to BSG Parent's account as specified in Exhibit G attached hereto.
---------

     2.3. The Financing. On the Closing Date, the Company shall consummate the
          -------------
Financing and shall borrow an amount equal to the Financing Proceeds in order to consummate the Redemption.

     2.4. Redemption. On the Closing Date and subject to the terms and
          ----------
conditions set forth in this Agreement, the Company shall redeem the Redemption Shares from BSG Parent. Subject to the terms of Section 2.7, which provision
                                                -----------
requires certain holdbacks prior to the distribution of such price to BSG Parent, the Redemption Shares shall be redeemed at a price of $370 per share, for an aggregate gross redemption price of $10,000,000 (the "Redemption Price"). The Redemption Price shall be payable as follows:

          (a) an aggregate of $6,500,000 shall be paid at Closing by wire transfer of immediately available funds to BSG Parent's account as specified in Exhibit G hereto (the "Closing Redemption Price"); and
---------

          (b) $3,500,000 shall be paid in cash to the Escrow Agent at Closing pursuant to Section 2.7 below to serve as the Escrow Sum (as defined below).
            -----------

     2.5. Recapitalization. Following the Stock Purchase and the Redemption and
          ----------------
on the Closing Date, the Company shall amend and restate its Certificate of Incorporation to authorize the issuance of the two classes of the capital stock (the Common Stock and the Preferred Stock) each having the rights and preferences set forth in the Company's Amended and Restated Certificate of Incorporation in substantially the form of Exhibit A attached hereto and as
                                           ---------
necessary to effect the Transactions. Pursuant to such amendment, each share of Capital Stock issued and outstanding after the Stock Purchase and the Redemption shall be exchanged for (i) 185 shares of Common Stock and (ii) .3515 shares of Preferred Stock.

     2.6. Closing. The Closing of the Transactions shall take place at 10:00
          -------
a.m., Eastern Time, at the offices of Hogan & Hartson L.L.P., 555 13th Street, N.W. in Washington, D.C. on August 12, 1999, or on a date mutually agreed to by the parties (which date shall be as soon as practicable following the date on which all of the conditions to Closing set forth in Sections 7.1 and 7.2 have
                                                    ------------     ---
been satisfied) (the "Closing Date"), with an Effective Date as of August 1,
1999.

     2.7. Escrow Arrangements. Pursuant to the Escrow Agreement to be entered
          -------------------
into among Stockholders, BSG Parent, the Company, Thayer Holdings and the Escrow Agent, $3,500,000 of the Redemption Price shall be delivered to the Escrow Agent at Closing (such monies paid, together with all interest accrued thereon, is hereinafter referred to as the "Escrow Sum"). The Escrow Sum shall be held pursuant to the terms of the Escrow Agreement for payment from such Escrow Sum of the amounts, if any, owing by BSG Parent to Thayer Holdings or the Company pursuant to the provisions of the Net Working Capital Adjustment and the indemnification provisions of Article VIII below. The Escrow Sum shall be
                              ------------
reduced to an amount equal to (i) $1,500,000 (plus any good faith indemnification or Net Working Capital Adjustment claims then pending against the Escrow Sum) within five days after the 90th day following the Closing Date and (ii) $1,000,000 (plus any good faith indemnification or Net Working Capital Adjustment claims then pending against the Escrow Sum) within five days after the 120th day following the Closing Date. To the extent claims against the Escrow Sum are determined in favor of the Stockholders or BSG Holdings, as appropriate, all amounts reserved against the Escrow Sum in connection with such claims shall be remitted by the Stockholders or

BSG Parent, as appropriate, as soon as practicable following any such determination. On the first anniversary of the Closing Date (such one-year period being referred to herein as the "Escrow Period"), such remaining portion of the Escrow Sum not theretofore claimed by or paid to Thayer Holdings or the Company in accordance with the terms of the Escrow Agreement and this Agreement (together with any interest on such remaining portion of the Escrow Sum) shall be disbursed to BSG Parent. All disbursements at the expiration of the Escrow Period shall be paid in cash to BSG Parent at its account set forth in Exhibit G
                                                                       ---------
as updated from time to time. Stockholders, BSG Parent, the Company and Thayer Holdings agree that each will execute and deliver such reasonable instruments and documents as are furnished by any other party to enable such furnishing party to receive those portions of the Escrow Sum to which the furnishing party is entitled under the provisions of the Escrow Agreement and this Agreement.

     2.8. Financial Condition. The Company's Net Working Capital at the Closing
          -------------------
shall be not less than Projected Net Working Capital and the Company shall continue to have at least $500,000 in cash and cash equivalents on hand at the Closing or the Redemption Price payable at Closing will be reduced by the amount of such deficit(s).

     2.9. Closing Audit. Within 120 days following the Closing Date, there shall
          -------------
be delivered to Thayer Holdings and to Stockholders an audit of the Company's balance sheet as of the Closing Date (the "Audited Closing Financial Statements"). The Audited Closing Financial Statements shall be audited by AA in accordance with GAAP and Bennet Thrasher & Co. ("BT&C") shall be afforded a reasonable opportunity to review the audit results (including any work papers prepared in connection therewith). BT&C and AA shall mutually agree on the Audited Closing Financial Statements. The cost of preparing the Audited Closing Financial Statements shall be paid equally by the Stockholders and Thayer. In the event that BT&C and AA cannot agree on the Audited Closing Financial Statements, BT&C and AA shall jointly select and retain an independent "Big Five" accounting firm (the "Independent Accountants") to review the disputed matter(s) on the Audited Closing Financial Statements. In conducting such review, BT&C and AA shall provide the Independent Accountants and BSG Parent with customary access to the work papers of AA utilized in preparing the Audited Closing Financial Statements. The final determination of such disputed matter(s) by the Independent Accountants shall be utilized to determine all adjustments described in Section 2.10 below and shall be final and binding on the parties
             ------------
solely for such purposes. The cost of retaining the Independent Accountants shall be borne equally by the Stockholders and Thayer.

     2.10. Post-Closing Net Working Capital Adjustment. The Redemption Price
           -------------------------------------------
will be adjusted upward or downward, on a dollar-for-dollar basis, to reflect the increase or decrease, if any, in Net Working Capital as reflected on the Audited Closing Financial Statements from the Projected Net Working Capital (the "Net Working Capital Adjustment"). The Net Working Capital Adjustment shall be determined by referring to the Audited Closing Financial Statements. In the event that the Net Working Capital Adjustment results in an increase in the Redemption Price, then the Company shall pay such amount to BSG Parent and the Stockholders in immediately available funds within ten (10) business days of delivery of the Audited Closing Financial Statements as finally determined in accordance with Section 2.9 above. In the event that the Net Working Capital
                -----------
Adjustment results in a decrease in the

Redemption Price, then the amount of any such decrease shall be payable to the Company (i) first, from the Escrow Sum in immediately available funds within 15 days of the final determination of the Net Working Capital Adjustment up to an aggregate amount from the Escrow Sum of $1,000,000 and (ii) second, the balance, if any, by BSG Parent and the Stockholders in immediately available funds within 15 days of the final determination of the Net Working Capital Adjustment. All payments required to be paid by BSG Parent, Stockholders or the Escrow Agent pursuant to this Section 2.10 shall be deemed to be a downward adjustment to the
                 ------------
Redemption Price and shall not be controlled or limited by any provision contained in Article VIII hereof.
             ------------


                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                   OF THE COMPANY, BSG PARENT AND STOCKHOLDERS

     Except as set forth on the Disclosure Schedule attached hereto (which Disclosure Schedule identifies the exception and references the applicable representation so qualified), the Company, BSG Parent and Stockholders jointly and severally represent and warrant to Thayer Holdings that:

     3.1. Capitalization. The authorized capital stock of the Company
          --------------
immediately prior to Closing consists of 100,000 shares of Capital Stock, 100,000 of which being the Existing Shares are issued and outstanding. All of the Existing Shares are duly authorized, validly issued, fully paid, and nonassessable. All of the Existing Shares are owned of record and beneficially by BSG Parent. All of the outstanding shares of BSG Parent are owned of record and beneficially by the Stockholders and the other Stockholders of BSG Parent in the amounts set forth on Exhibit H hereto. None of the Existing Shares was
                         ---------
issued or will be redeemed under this Agreement in violation of any preemptive or preferential rights of any Person.

     3.2. No Liens on Shares. BSG Parent owns the Existing Shares and the
          ------------------
Stockholders own all of the BSG Parent's shares, free and clear of any Encumbrances other than the rights and obligations arising under this Agreement, and none of the Existing Shares or the BSG Parent shares is subject to any outstanding option, warrant, call, or similar right of any other Person to acquire the same, and none of the Existing Shares or the BSG Parent shares is subject to any restriction on transfer thereof except for restrictions imposed by applicable federal and state securities laws. At Closing pursuant to the Redemption and the Stock Purchase, BSG Parent will have full corporate power and authority to convey good and marketable title to the Redemption Shares and the Purchased Shares, free and clear of any Encumbrances other than the restrictions imposed by federal and state securities laws.

     3.3. Subsidiaries. The Company does not own, directly or indirectly, any
          ------------
capital stock or ownership interests in any Person. The Stockholders do not own any capital stock or ownership interests in any other Person engaged in the Business other than BSG Parent (other than ownership of a publicly-held corporation of which the Stockholders; or any of them own, or has real or contingent rights to own less than five percent of any class of outstanding securities). BSG Parent does not own any capital stock or ownership interests in any other Person other than the Company.

     3.4. Other Rights to Acquire Capital Stock. Except as set forth in this
          -------------------------------------
Agreement in respect of Thayer Holdings' rights to acquire the Purchased Shares, there are no authorized or outstanding warrants, options, or rights of any kind to acquire from the Company any equity or debt securities of the Company, or securities convertible into or exchangeable for equity or debt securities of the Company, and there are no shares of capital stock of the Company reserved for issuance for any purpose nor any contracts, commitments, understandings or arrangements which require the Company to issue, sell or deliver any additional shares of its capital stock.

     3.5. Due Organization. The Company is now a corporation duly organized,
          ----------------
validly existing, and in good standing under the laws of the State of Delaware and has full corporate power and authority to own and lease its properties and assets and to carry on the Business as now conducted. BSG Parent is a corporation duly organized, validly existing, and in good standing under the laws of the State of Georgia and has full corporate power and authority to own and lease its properties and assets and to carry on the Business as now conducted. Complete and correct copies of the Certificate of Incorporation and Bylaws of the Company and the Articles of Incorporation and Bylaws of BSG Parent, and all amendments thereto, have been delivered to Thayer Holdings and are attached hereto as Exhibits I-1, I-2, I-3 and I-4, respectively. The Company
                       ------------  ---  ---     ---
is qualified to do business in the State of Delaware and in Georgia and in each other jurisdiction in which the nature of the Business or the ownership of its properties requires such qualification except where the failure to be so qualified does not and could not reasonably be expected to have a Material Adverse Effect. The jurisdictions in which the Company is so qualified are listed on Exhibit I-5 attached hereto.
          -----------

     3.6. Due Authorization. The Company, BSG Parent and the Stockholders each
          -----------------
have full power and authority to execute, deliver and perform this Agreement and to carry out the Transactions. The execution, delivery, and performance of this Agreement and the Transactions have been duly and validly authorized by all necessary corporate action of the Company and BSG Parent. This Agreement has been duly and validly executed and delivered by the Company, BSG Parent and Stockholders and constitutes the valid and binding obligations of the Company, BSG Parent and Stockholders, enforceable in accordance with its terms, except to the extent that enforceability may be limited by laws affecting creditors' rights and debtors' obligations generally, and legal limitations relating to remedies of specific performance and injunctive and other forms of equitable relief (the "Equitable Exceptions"). The execution, delivery, and performance of this Agreement and the Transactions (as well as all other instruments, agreements, certificates, or other documents contemplated hereby) by the Company, BSG Parent and Stockholders, do not (a) violate any Requirements of Laws or any Court Order of any Governmental Body applicable to the Company, BSG Parent or Stockholders, or their respective property, (b) violate or conflict with, or permit the cancellation of, or constitute a default under, any Material agreement to which the Company, BSG Parent or Stockholders are a party, or by which any of them or any of their respective property is bound, (c) permit the acceleration of the maturity of any Material indebtedness of, or indebtedness secured by the property of, the Company, BSG Parent or Stockholders, (d) violate or conflict with any provision of the charter or bylaws of the Company or BSG Parent, or (e) except for filings or approvals under the HSR Act and such consents, approvals, or registrations as may be required under applicable state securities laws, require any material consent, approval or authorization of, or notice to, or declaration, filing or registration with, any Governmental Body or other third party.

     3.7. Financial Statements. The following financial statements of the
          --------------------
Company have been delivered to Thayer Holdings by the Company: unaudited balance sheet of the Company as of December 31, 1996; audited balance sheets of the Company for the year ended December 31, 1997 and December 31, 1998; unaudited balance sheet of the Company as of June 30, 1999; unaudited statement of operations of the Company for the fiscal years ended December 31, 1996 and December 31, 1997; audited statement of operations and cash flows of the Company for the year ended December 31, 1998; and unaudited statement of operations for the five months ending June 30, 1999 (collectively, the "Financial Statements"). Copies of the Financial Statements are included in the Disclosure Schedule
                                                       -------------------
hereto. Other than the unaudited financial statements indicated above, including the Financial Statements as of and for the six months ending June 30, 1999 (the "Most Recent Financial Statements"), the Financial Statements have been prepared in accordance with GAAP and the Most Recent Financial Statements to the Company's Knowledge have been prepared in accordance with GAAP except as set forth in Section 3.7 of the Disclosure Schedule. The Financial Statements (including the notes thereto) have been prepared on a consistent basis throughout the periods indicated and fairly present the financial position, results of operations and changes in financial position of the Company as of the indicated dates and for the indicated periods and are consistent with the books and records of the Company (which books and records are correct and complete in all material respects). Since the date of the last of such Financial Statements, the Company has incurred no Material liabilities required by GAAP to be reflected on the Company's balance sheet or notes thereto nor any other obligations (whether absolute, contingent, or otherwise) which are (individually or in the aggregate) Material (in amount or to the conduct of the Business); and neither the Company nor Stockholders have Knowledge of any basis for the assertion of any such Material liability or obligation. Since December 31, 1998, the Company has not experienced any Material Adverse Change.

     3.8. Certain Actions. Since December 31, 1998, the Company has not, except
          ---------------
as disclosed on any of the Financial Statements or notes thereto: (a) paid or declared any dividends or distributions, or purchased, redeemed, acquired, or retired any stock or indebtedness from BSG Parent or any Stockholder (other than distributions to pay estimated income taxes of the Stockholders associated with the income of the Company, distributions of the Company's net income for the fiscal year ended December 31, 1998 and additional distributions by the Company, all of which shall be deemed to be made on or prior to May 31, 1999 so long as no Net Working Capital Adjustment of more than $50,000 would occur and at least the level of Minimum Cash is retained, except, in either case, with the prior consent of Thayer, which consent will not be unreasonably withheld (collectively the "Permitted Distributions")); (b) made or agreed to make any loans or advances or guaranteed or agreed to guarantee any loans or advances to any party whatsoever; (c) suffered or permitted any Encumbrance to arise or be granted or created against or upon any of its assets, real or personal, tangible or intangible; (d) canceled, waived, or released or agreed to cancel, waive, or release any of its debts, rights, or claims against third parties in excess of $10,000 individually or $50,000 in the aggregate; (e) sold, assigned, pledged, mortgaged, or otherwise transferred, or suffered any Material damage, destruction, or loss (whether or not covered by insurance) to, any assets (except in the ordinary course of the Business); (f) amended its operating agreement or certificate of incorporation; (g) outside the ordinary course of business, paid or made a commitment to pay any severance or termination payment to any employee or consultant; (h) made any Material change in its method of management operation, accounting or reporting of income or deductions for tax purposes or any change outside the ordinary course of the Business in the Company's working capital other than Permitted Distributions;
(i) made any Material acquisitions, made any Material capital expenditures, including, without limitation, replacements of equipment in the ordinary course of the Business, or entered into commitments therefor, except for capital expenditures or commitments therefor which do not, in the aggregate, exceed $50,000; (j) made any investment or commitment therefor in any Person; (k) made any payment or contracted for the payment of any bonus or other compensation or personal expenses, other than (A) wages and salaries and business expenses paid in the ordinary course of the Business, and (B) wage and salary adjustments made in the ordinary course of the Business for employees who are not officers, directors, or Stockholders of the Company; (l) made, amended or entered into any written employment contract with any officers or key employees of the Company listed on Exhibit D hereto or created or made any Material change in any bonus,
          ---------
stock option, pension, retirement, profit sharing or other employee benefit plan or arrangement; (m) made or entered into any Contract greater than the smallest of the Contracts scheduled in accordance with Section 3.15 of the Disclosure Schedule; (n) made or entered into any agreement granting any Person any registration or offer rights in respect of the Company's capital stock; (o) entered into any non-competition agreement restricting the Company from engaging in the Business; (p) made or entered into any employment agreement or other agreement or other arrangement with any officer, director, Stockholder or Affiliate of the Company; or (q) amended, experienced a termination or received notice of actual or threatened termination or non-renewal of any Material contract, agreement, lease, franchise or license to which the Company is a party that would or could reasonably be expected to have a Material Adverse Effect.

     3.9. Properties. Attached hereto as Exhibit J is a list containing a
          ----------                     ---------
description of each interest in real property (including, without limitation, leasehold interests) and each item of personal property utilized by the Company in the conduct of the Business having a book or fair market value in excess of $10,000 as of the date hereof. Except for Permitted Exceptions, such real and personal properties are free and clear of Encumbrances. Stockholders and the Company have delivered to Thayer Holdings copies of all real property leases and a lien search obtained from the counties where the Company conducts business and the Georgia Secretary of State office of all UCC liens of record against the Company's personal property in the State of Georgia. All of the properties and assets necessary for continued operation of the Business as currently conducted (including, without limitation, all books, records, computers and computer software and data processing systems) are owned, leased or licensed by the Company and are reasonably suitable for the purposes for which they are currently being used. With the exception of used equipment and inventory valued at no more than $10,000 in the aggregate on the Company's Financial Statements, the physical properties of the Company, including the real properties leased by the Company, are in operating condition. Except for Permitted Exceptions, the Company has title to all such properties and assets. The operation of the properties and Business of the Company in the manner in which they are now and have been operated does not violate any zoning ordinances, municipal regulations, or other Requirements of Laws, except for any such violations which would not, individually or in the aggregate, have a Material Adverse Effect. Except for Permitted Exceptions, no restrictive covenants, easements, rights-of-way, or regulations of record impair the uses of the properties of the Company for the purposes for which they are now operated. All leases of real or personal property by the Company are legal, valid, binding, enforceable and in full force and effect and will not be terminated on or after the Closing Date as a result of the failure to obtain any consents to the transactions contemplated hereby, except for the Equitable Exceptions. All facilities leased by the Company have received all material approvals from any Governmental Body (including Governmental Permits) required to be obtained by the Company in connection with the operation of the Business and have been operated and maintained in accordance with all material Requirements of Laws applicable to the Company as a lessee thereof. The Company owns no real property.

     3.10. Licenses and Permits. Attached hereto as Exhibit K is a list of all
           --------------------                     ---------
material licenses, certificates, privileges, immunities, approvals, franchises, authorizations and permits held or applied for by the Company from any Governmental Body (herein collectively called "Governmental Permits"). The Company has complied in all material respects with the terms and conditions of all such Governmental Permits, and the Company has not received notification from any Governmental Body of violation of any such Governmental Permit or the Requirements of Laws governing the issuance or continued validity thereof. All of such Governmental Permits are valid and in full force and effect. No additional Governmental Permits are required from any Governmental Body thereof in connection with the conduct of the Business which Governmental Permits, if not obtained, would individually or in the aggregate have a Material Adverse Effect.

     3.11. Intellectual Property. Attached hereto as Exhibit L is a list and a
           ---------------------                     ---------
brief description of all material Intellectual Property owned or utilized by the Company. The Company has furnished Thayer Holdings with copies of all material license agreements (including software licensing agreements) to which the Company is a party, either as licensor or licensee, with respect to any Intellectual Property. The Company has legal title to or the right to use all the Intellectual Property and all inventions, processes, designs, formulae, trade secrets and know-how utilized in the conduct of the Business as presently conducted and, the Company has sufficient rights in the Intellectual Property to permit diversification of the Company's customer base as set forth in the Business Plan (the "Customer Diversification") without material impediment, without the payment of any royalty or similar payment, and the Company is not infringing on any Intellectual Property right of others and neither the Company nor Stockholders have Knowledge of any infringement by others of any such rights owned by the Company. The Company has not received notice of any charge, claim, demand, complaint, action, suit, hearing, proceeding or investigation which challenges the Company's ownership or licensing of any Intellectual Property, the Company's current uses or the Company's compliance with the terms and conditions of any contracts, licenses, agreements or Court Orders involving the Intellectual Property. Exhibit L
                                                                ---------
contains a complete list of filings made with any Governmental Bodies with regard to the Intellectual Property. All licenses set forth on Exhibit L are
                                                               ---------
valid and binding obligations of the Company, and to the Knowledge of the Company the other parties thereto, enforceable against the Company, and to the Knowledge of the Company the other parties thereto in accordance with their respective terms, except for the Equitable Exceptions. The Company owns and possesses all right, title and interest in and to, or has the right to use pursuant to a valid license, all Intellectual Property necessary for the operation of the Business of the Company as presently conducted. The Company's use of each item of the Intellectual Property owned or licensed by Company (i) will not be terminated as a result of the transactions contemplated hereby; (ii) does not interfere with the rights of any other Person based on the Company's current use of such items or the Company's currently proposed use of such items in order to permit the Customer Diversification without material impediment;
(iii) are in compliance with the material terms and conditions of all license or other agreements relating to such items; and (iv) does not violate any material Requirements of Laws or Courts Orders applicable to the Company or, to the Company's Knowledge, any other party to any material license or other agreement relating to such Intellectual Property. The Company is not in default (whether or not after the giving of notice or the lapse of time or both) under any material license, contract or other agreement relating to any Intellectual Property.

     3.12. Compliance with Laws. The Company has (i) complied in all material
           --------------------
respects with all Requirements of Laws, Governmental Permits and Court Orders applicable to the Business and has filed with the proper Governmental Bodies all material statements and reports required by all Requirements of Laws, Governmental Permits and Court Orders to which the Company or any of its employees (because of their activities on behalf of the Company) are subject and
(ii) conducted the Business and is in compliance in all material respects with all federal, state and local energy, public utility, health, safety and environmental Requirements of Laws, Governmental Permits and Court Orders including the Clean Air Act, the Clean Water Act, the Solid Waste Act, the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act, the Safe Drinking Water Act, OSHA, the Toxic Substances Control Act and any similar state, local or foreign laws (collectively "Environmental and OSHA Obligations") and all other Governmental Body requirements, except where any such failure to comply or file would not, in the aggregate, have a Material Adverse Effect. No claim has been made by any Governmental Body (and, to the Knowledge of the Company and Stockholders, no such claim is reasonably anticipated) to the effect that the Business fails to comply, in any respect, with any Requirements of Laws, Governmental Permit or Environmental and OSHA Obligation or that a Governmental Permit or Court Order is necessary in respect thereto.

     3.13. Insurance. Attached hereto as Exhibit M is a list of all coverages
           ---------                     ---------
for fire, liability, or other forms of insurance and all fidelity bonds held by or applicable to the Company. Copies of the binder for all such insurance policies have been delivered to Thayer Holdings. The insurance maintained by the Company is customary and reasonably adequate for companies engaged in the Business. To the best of the Company's and Stockholders' Knowledge, no event relating to the Company has occurred which will result in (i) cancellation of any such insurance coverages; (ii) a retroactive upward adjustment of premiums under any such insurance coverages; or
(iii) any prospective upward adjustment in such premiums. All of such insurance coverages will not be terminated on or after the Closing Date as a result of the failure to obtain any consents to the transactions contemplated hereby. The Company is not in default under any such insurance policies.

     3.14. Employee Benefit Plans.
           ----------------------

          (a) Employee Welfare Benefit Plans. Except as set forth on Section
              ------------------------------                         -------
3.14(a) of the Disclosure Schedule, the Company does not maintain or contribute
-------        -------------------
to any "employee welfare benefit plan" as such term is defined in Section 3(1) of ERISA. With respect to each such plan listed in the Disclosure Schedule, (i)
                                                       -------------------
the plan is in compliance with ERISA and all other applicable Requirements of Laws; (ii) the plan has been administered in accordance with its governing documents; (iii) neither the plan, nor any fiduciary with respect to the plan, has engaged in any "prohibited transaction" as defined in Section 406 of ERISA other than any transaction subject to a statutory or administrative exemption;
(iv) except for the processing of routine claims in the ordinary course of administration, there is no litigation, arbitration or disputed claim outstanding; and (v) all premiums due on any insurance contract through which the plan is funded have been paid.

          (b) Employee Pension Benefit Plans. Except as set forth in Section
              ------------------------------                         -------
3.14(b) of the Disclosure Schedule, the Company does not maintain or contribute
-------        -------------------
to any arrangement that is or may be an "employee pension benefit plan" relating to employees, as such term is defined in Section 3(2) of ERISA. With respect to each such plan: (i) the plan is qualified under Section 401(a) of the Code, and any trust through which the plan is funded meets the requirements to be exempt from federal income tax under Section 501(a) of the Code; (ii) the plan is in material compliance with ERISA and all other applicable Requirements of Laws;
(iii) the plan has been administered in accordance with its governing documents as modified by applicable law; (iv) the plan has not suffered an "accumulated funding deficiency" as defined in Section 412(a) of the Code; (v) the plan has not engaged in, nor has any fiduciary with respect to the plan engaged in, any "prohibited transaction" as defined in Section 406 of ERISA or Section 4975 of the Code other than a transaction subject to statutory or administrative exemption; (vi) the plan has not been subject to a "reportable event" (as defined in Section 4043(b) of ERISA), the reporting of which has not been waived by regulation of the Pension Benefit Guaranty Corporation; (vii) no termination or partial termination of the plan has occurred within the meaning of Section 411(d)(3) of the Code; (viii) all contributions required to be made to the plan or under any applicable collective bargaining agreement have been made to or on behalf of the plan; (ix) there is no material litigation, arbitration or disputed claim outstanding; (x) all applicable premiums due to the Pension Benefit Guaranty Corporation for plan termination insurance have been paid in full on a timely basis; and (xi) a favorable determination letter from the IRS has been received by the Company with respect to such plan stating that such plan is so qualified; and to the Company's knowledge there are no circumstances which would cause such plan to lose such qualified status.

          (c) Employment and Non-Tax Qualified Deferred Compensation
              ------------------------------------------------------
Arrangements. The Company does not maintain or contribute to any retirement or
------------
deferred or incentive compensation or stock purchase, stock grant or stock option arrangement entered into between the Company and any current or former officer, consultant, director or employee of the Company that is not intended to be and that is not a tax qualified arrangement under Section 401(a) of the Code.

     3.15. Contracts and Agreements. Exhibit N hereto contains a list of all
           ------------------------  ---------
customer contracts, all employment contracts involving annual salaries greater than $60,000 and all employment contracts with general managers or officers of the Company. Exhibit N also contains a list of the 30 largest contracts (in
             ---------
terms of annual payments made or received with respect thereto) to which the Company is a party or by which the Company or its properties are bound, a list of any real estate or office building leases involving the Company and a list of any contract or agreements, if any, prohibiting the Company from freely engaging in the Business anywhere in the world (collectively, the "Contracts"). The Company is not and, to the Knowledge of Stockholders and the Company, no other party thereto is in default (and no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default by the Company) under any of the Contracts, and the Company has not waived any right under any of the Contracts. All of the Contracts to which the Company is a party are legal, valid, binding, enforceable and in full force and effect and will not be terminated on or after the Closing Date as a result of the failure to obtain any consents to the transactions contemplated hereby, except for the Equitable Exceptions. The Company has not guaranteed any obligations of any other Person. The Company has no present expectation or intention of not fully performing all of its obligations under any Contract, the Company has no Knowledge of any breach or anticipated breach by the other parties to any Contract and the Company has not received notice of actual or threatened termination or non renewal of any Contract.

     3.16. Claims and Proceedings. There are no claims, actions, suits,
           ----------------------
proceedings, or investigations pending or, to the Knowledge of the Stockholders or the Company, threatened against or affecting the Company or any of its properties or assets, at law or in equity, before or by any court, municipality or other Governmental Body. To the extent any are disclosed on the Disclosure Schedule, none of such claims, actions, suits, proceedings, or investigations, if adversely determined, will individually or in the aggregate result in any Material Adverse Effect to the Company. The Company has not been and the Company is not now, subject to any Court Order, stipulation, or consent of or with any court or Governmental Body. No inquiry, action or proceeding has been instituted or, to the Knowledge of the Stockholders or the Company, threatened or asserted against the Stockholders, BSG Parent or the Company to restrain or prohibit the carrying out of the Transactions or to challenge the validity of the Transactions or any part thereof or seeking damages on account thereof. To the Knowledge of the Company and Stockholders there is no basis for any such valid claim or action.

    3.17. Taxes.
          -----

          (a) All Federal, foreign, state, county and local and other Taxes due from the Company on or before the Closing have been paid and all Tax Returns which are required to be filed by the Company on or before the date hereof have been filed within the time and in the manner provided by all Requirements of Laws or extensions were timely filed, and all such Tax Returns are true and correct and accurately reflect the Tax liabilities of the Company in all Material respects. No Tax Returns of the Company, BSG Parent or any of the Stockholders are presently subject to an extension of the time to file. All Taxes, assessments, penalties, and interest of the Company which have become due pursuant to such Tax Returns or any assessments received have been paid or adequately accrued on the Company's Financial Statements. The provisions for Taxes reflected on the balance sheets contained in the Financial Statements are adequate to cover all of the Company's Tax liabilities for the respective periods then ended and all prior periods. The Company has not executed any presently effective waiver or extension of any statute of limitations against assessments and collection of Taxes, and there are no pending or threatened claims, assessments, notices, proposals to assess, deficiencies, or audits with respect to any such Taxes of which any of the Stockholders or the Company are aware. For Governmental Bodies with respect to which the Company does not file Tax Returns, no such Governmental Body has given the Company written notification that the Company is or may be subject to taxation by that Governmental Body. The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, Stockholder, creditor, independent contractor or other party. The Company has properly reflected for tax purposes in accordance with all Requirements of Laws the status of all independent contractors, consultants and subcontractors. There are no Tax liens on any of the property or assets of the Company.

          (b) Neither the Company nor any other corporation has filed an election under Section 341(f) of the Code that is applicable to the Company or any assets held by the Company. The Company has not made any payments, is not obligated to make any payments, and is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Sec. 280G. The Company has not been a United States real property holding corporation within the meaning of Code Sec. 897(c)(2) during the applicable period specified in Code Sec. 897(c)(1)(A)(ii). The Company is not a party to any Tax allocation or sharing agreement. During the past seven years, the Company has not and has never been (nor does the Company have any liability for unpaid Taxes because it once was) a member of an affiliated group during any part of which return year any corporation other than the Company also was a member of the affiliated group.

          (c) No transaction contemplated by this Agreement is subject to withholding under Section 1445 of the Code and no stock transfer taxes, real estate transfer taxes or similar taxes will be imposed upon the sale of the Purchased Shares or the redemption of the Redemption Shares pursuant to this Agreement.

          (d) The Company and BSG Parent have each made a valid election under
Section 1362 of the Code and any corresponding state or local provisions to be an S corporation within the meaning of Section 1361 of the Code for all taxable years (or portions thereof) beginning on or after December 31, 1995 with respect to the Company and since inception with respect to BSG Parent, no such S election has been terminated (whether voluntarily, involuntarily or inadvertently, including, without limitation, by taking any action defined in Section 1362(d) of the Code) since such time. BSG Parent has made a valid election for the Company to be qualified as a "Qualified Subchapter S subsidiary" under Section 1361 of the Code and applicable state laws effective as of the date that the Stockholders contributed the stock of the Company to BSG Parent.

           (e) The Company will not be required to include any amount in taxable income or exclude any item of deduction or loss from taxable income for any taxable period (or portion thereof) ending after the Closing Date (i) as a result of a change in method of accounting for a taxable period ending on or prior to the Closing Date: (ii) as a result of the transactions contemplated hereby, (iii) as a result of any "closing agreement," as described in Code ss. 7121 (or any corresponding provision of state, local or foreign income Tax law) entered into on or prior to the Closing Date, (iv) as a result of any sale reported on the installment method where such sale occurred on or prior to the Closing Date, or (v) as a result of any prepaid amount received on or prior to the Closing Date.

     3.18. Personnel. Buyer's have been provided with a list of the names and
           ---------
annual rates of compensation of the directors and executive officers of the Company, and of the employees of the Company whose annual rates of compensation during the calendar year ended December 31, 1998 (including base salary, bonus and incentive pay) exceed (or by December 31, 1999 are expected to exceed) $60,000 and the employment agreements, if any, pertaining to such employees. Exhibit O also summarizes the bonus, profit sharing, percentage compensation,
---------
company automobile, club membership, and other like benefits, if any, paid or payable to such directors, officers, and employees during the Company's calendar year ended December 31, 1998 and to the date hereof. The employee relations of the Company are generally good, there has been no unusual level of employee departures and there is no pending or, to the Knowledge of Stockholders or the Company, threatened labor dispute or union organization campaign. None of the employees of the Company is covered by a collective bargaining agreement. The Company is in compliance in all material respects with all Requirements of Laws respecting employment and employment practices, including, without limitation, the Fair Labor Standards Act of 1938, immigration hiring, terms and conditions of employment, and wages and hours, and is not engaged in any unfair labor practices. Neither the Company or Stockholders has Knowledge that any Person listed on Exhibit D hereto will not agree to remain employed by the Company
          ---------
after the consummation of the Transactions. There is no unfair labor practice claim against the Company before the National Labor Relations Board, or any strike, dispute, slowdown, or stoppage pending or, to the Knowledge of the Company and Stockholders, threatened against or involving the Company, and none has previously occurred.

     3.19. Business Relations. Neither the Company nor Stockholders has
           ------------------
Knowledge that any customer, supplier or licensor engaged in doing business with the Company will cease to do business with the Company after the consummation of the Transactions as previously conducted with the Company except for any terminations which will not, in the aggregate, result in a Material Adverse Change. Neither the Stockholders nor the Company has received any notice of cancellation of any Material business arrangement between any Person and the Company nor do the Company or Stockholders have Knowledge that the Business will be subject to cancellation of any such business arrangement.

    3.20. Accounts Receivable; Accounts Payable; Customer Deposits; Customer
          ------------------------------------------------------------------
Revenues and Deferred Revenues.
------------------------------

          (a) Accounts Receivable. All of the accounts, notes, and loans
              -------------------
receivable that have been recorded on the books of the Company in the Financial Statements are bona fide and represent amounts validly due for goods sold or services rendered and, except for non-Material amounts, all such amounts will be collected in full prior to December 31, 1999. With respect to such accounts, notes, and loans receivable: (i) all are free and clear of any Encumbrances;
(ii) no claims of offset have been asserted in writing against any of such accounts, notes, or loans receivable; and (iii) none of the obligors thereto has given written notice that it will or may refuse to pay the full amount or any portion thereof. Lists of the Company's accounts receivable as of May 31, 1999 (including any reconciliation to the accounts receivable entry on the balance sheet included in the Most Recent Financial Statements) have been attached to the Disclosure Schedule.

          (b) Accounts Payable. The aggregate amount of accounts payable
              ----------------
reflected on the Most Recent Financial Statements are prepared in accordance with GAAP except as adjusted for in the Net Working Capital Adjustment and, after giving effect to such adjustment, reflect the accounts payable of the Company as of May 31, 1999.

          (c) Customer Deposits; Customer Revenues and Deferred Revenues.
              ----------------------------------------------------------
Exhibit P sets forth, as of the date specified therein all deferred revenues as
---------
of such date on an aggregate basis. For the period since December 31, 1998 through May 31, 1999, the Company's actual deposits and revenues from customer contracts are not less than the Company's deposits and revenues from customer contracts for the period December 31, 1997 through May 31, 1998.

    3.21. Bank Accounts; Investments. Attached hereto as Exhibit Q is a list of
          --------------------------                     ---------
all banks or other financial institutions with which the Company has an account or maintains a safe deposit box, showing the type and account number of each such account and safe deposit box and the names of the persons authorized as signatories thereon or to act or deal in connection therewith. Exhibit Q also
                                                               ---------
contains a list of all Material investments by the Company in any funds, accounts, securities, certificates of deposit or instruments of any Person. All of such investments are customary in form and amount for reasonably prudent treasury investments of comparable businesses, none of which involve any type of derivative, option, hedging or other speculative instrument.

    3.22. Customer Claims. No written or oral claims for breach of contract or
          ---------------
otherwise by any customers (a "Customer Claim") has been made against the Company since January 1, 1999 which could, individually or in the aggregate, result in any Material Adverse

Effect. The level of Customer Claims for the period since December 31, 1998 through the date hereof is consistent (plus or minus 5%) with past practices of the Company for the comparable period in 1998.

    3.23. Brokers. Except for The Geneva Companies, neither the Company, BSG
          -------
Parent nor Stockholders have engaged, or caused to be incurred any liability to any finder, broker, or sales agent in connection with the origin, negotiation, execution, delivery, or performance of this Agreement or the Transactions.

    3.24. Affiliated Transactions. No officer, director, Stockholder (including
          -----------------------
the Stockholders and BSG Parent) or Affiliate of the Company or any individual related by blood or marriage to any such Person, or any entity in which any such Person owns any beneficial interest, is a party to any agreement, contract, arrangement or commitment with the Company or engaged in any transaction with the Company or has any interest in any property used by the Company. No officer, director, or Stockholder of the Company or BSG Parent has any ownership interest in any competitor, supplier, or customer of the Company (other than ownership of securities of a publicly-held corporation or mutual fund of which such Person owns, or has real or contingent rights to own, less than five percent of any class of outstanding securities) or any property used in the operation of the Business.

    3.25. Funded Indebtedness; Letters of Credit; Undisclosed Liabilities.
          ---------------------------------------------------------------

          (a) Funded Indebtedness. Other than any Funded Indebtedness which is
              -------------------
to be repaid and discharged by Stockholders prior to Closing in accordance with
Section 7.1(d), the Company does not have any Funded Indebtedness.
--------------

          (b) Letters of Credit. Other than those listed on Exhibit R, the
              -----------------                             ---------
Company has no letters of credit, performance bonds or similar instruments issued on or for its account for the benefit of any of its vendors or otherwise.

          (c) Undisclosed Liabilities. The Company does not have any Material
              -----------------------
liabilities in the aggregate (whether absolute, accrued, contingent or otherwise) of a nature required by GAAP to be reflected on a corporate balance sheet or in the notes thereto, except for such liabilities which are accrued or reserved against in the Financial Statements or disclosed in the notes thereto, including without limitation any accounts payable or service liabilities of the Company incurred prior to the Closing Date.

    3.26. Year 2000. All of the Material computer software, computer firmware,
          ---------
computer hardware (whether general or special purpose), and other similar or related items of automated, computerized, and/or software system(s) that are used or relied on by the Company in the conduct of its business will not malfunction, will not cease to function, will not generate incorrect data, and will not produce incorrect results when processing, providing, and/or receiving
(i) date-related data into and between the twentieth and twenty-first centuries and (ii) date-related data in connection with any valid date in the twentieth and twenty-first centuries, except for any malfunctions or generations of incorrect data or results that would not individually or in the aggregate have a Material Adverse Effect. The Company has not been engaged in any year 2000 correction consulting work for customers pertaining to its work product and has received no claim or notice from any customer regarding the failure of the Company to install computer software that is year 2000 compliant.

          3.27. Information Furnished. The Company and Stockholders have made
                ---------------------
available to Thayer Holdings true and correct copies of all material corporate records of the Company and all material agreements, documents, and other items listed on the Schedules to this Agreement or referred to in Article III of this
                                                            -----------
Agreement, and neither this Agreement, the Schedules hereto, nor any written information, instrument, or document delivered to Thayer Holdings pursuant to this Agreement contains any untrue statement of a Material fact or omits any Material fact necessary to make the statements herein or therein, as the case may be, not misleading.


                                   ARTICLE IV
                 THAYER HOLDINGS' REPRESENTATIONS AND WARRANTIES

     Thayer Holdings represents and warrant to Stockholders, BSG Parent and the Company as follows:

          4.1. Due Organization of Thayer Holdings. Thayer Holdings is a limited
               -----------------------------------
liability company duly organized, validly existing, and in good standing under the laws of the State of Delaware and has full company power and authority to execute, deliver and perform this Agreement and to carry out the Transactions.

          4.2. Due Authorization. The execution, delivery and performance of
               -----------------
this Agreement has been duly authorized by all necessary limited liability company action by Thayer Holdings and the Agreement has been duly and validly executed and delivered by Thayer Holdings and constitutes the valid and binding obligation of Thayer Holdings, enforceable in accordance with its terms, except for the Equitable Exceptions. The execution, delivery, and performance of this Agreement and the Escrow Agreement (as well as all other instruments, agreements, certificates or other documents contemplated hereby) by Thayer Holdings shall not (a) violate any Requirements of Laws or Court Order of any Governmental Body applicable to Thayer Holdings or its property, (b) violate or conflict with, or permit the cancellation of, or constitute a default under any agreement to which Thayer Holdings is a party or by which Thayer Holdings or its property is bound, (c) permit the acceleration of the maturity of any indebtedness of, or any indebtedness secured by the property of, Thayer Holdings, (d) violate or conflict with any provision of the Certificate of Limited Liability Company or Operating Agreement of Thayer Holdings, or (e) except for filings or approvals under the HSR Act and such consents, approvals, or registrations as may be required under applicable state securities laws, require any consent, approval or authorization of, or notice to, or declaration, filing or registration with, any Governmental Body or other third party.

     4.3. No Brokers. Thayer Holdings has not engaged, or caused to be incurred
          ----------
any liability for which Stockholders or BSG Parent may be liable to any finder, broker or sales agent in connection with the origin, negotiation, execution, delivery, or performance of this Agreement or the Transactions.

     4.4. Investment. Thayer Holdings will acquire the Purchased Shares for
          ----------
investment and for its own account and not with a view to the distribution thereof.

     4.5. Information Furnished. No written information,. instrument or document
          ---------------------
delivered to the Stockholders, the Company or BSG Parent pursuant to this agreement contains any untrue statement of a material fact or omits any material fact necessary to make the statements appearing in the aforementioned items, not misleading.


                                    ARTICLE V
        PRE-CLOSING COVENANTS OF THE COMPANY, BSG PARENT, THAYER HOLDINGS
                                AND STOCKHOLDERS

     5.1. Consents of Others. Prior to the Closing, the Company, BSG Parent and
          ------------------
Stockholders shall use their commercially reasonable best efforts to obtain and to cause the Company to obtain all material authorizations, consents and permits required of the Company, BSG Parent and Stockholders to permit them to consummate the Transactions. To the extent required to consummate the Transactions or to ensure that the Contracts shall not be terminated as a result of the Closing, Stockholders shall have obtained the written consent or waiver of any "change of control" type termination rights of any third party to any Contract. As promptly as practicable after the date hereof, Thayer Holdings, the Company and the Stockholders shall make, or shall cause to be made, such filings as may be required pursuant to the HSR Act with respect to the consummation of the Transactions.

     5.2. Stockholders' Efforts. The Company and Stockholders shall use all
          ---------------------
commercially reasonable best efforts to cause all conditions for the Closing to be met.

     5.3. Powers of Attorney. The Company and Stockholders shall cause the
          ------------------
Company to terminate at or prior to Closing all powers of attorney granted by the Company, other than those relating to service of process, qualification or pursuant to governmental regulatory or licensing agreements, or tax matters representation before the IRS or other Governmental Bodies.

     5.4. Conduct of Business Pending Closing. From the date of this Agreement
          -----------------------------------
to the Closing Date:

          (a) Except as otherwise contemplated by this Agreement, or as Thayer Holdings may otherwise consent to in writing, the Company and Stockholders shall conduct the Business only in the ordinary course and shall not engage in any Material transactions or enter into any Material transaction which would cause a breach of the representations and warranties contained in Article III.
                            -----------

          (b) Stockholders and the Company shall use their commercially reasonable best efforts to cause the Business to preserve substantially intact its current business organization and present relationships with its customers, vendors, suppliers and employees and to maintain all of its insurance currently in effect.

          (c) Stockholders and the Company shall give prompt notice to Thayer Holdings of any notice of any Material default received by the Company or the Business subsequent to the date of this Agreement under any Contract or any Material Adverse Change occurring prior to the Closing Date in the operation of the Company or the Business.

          (d) Neither the Company, BSG Parent nor the Stockholders, nor any of their representatives, shall solicit, encourage or discuss any Acquisition Proposal (as hereinafter defined) or supply any non-public information concerning the Company or the Business or the Company's assets to any party other than Thayer Holdings or its representatives. As used herein, "Acquisition Proposal" means any proposal other than the Transactions, for (i) any merger or other business combination involving the Company or the Business, (ii) the acquisition of the Company or a material equity interest in the Company or a material portion of its assets, or (iii) the dissolution or liquidation of the Company.

     5.5. Access Before Closing. Prior to the Closing Date, Stockholders and the
          ---------------------
Company agree that it will give, or cause to be given, to Thayer Holdings and its representatives, during normal business hours and at Thayer Holdings' expense, reasonable access to the Company's personnel, independent accountants, officers, agents, employees, assets, properties, titles, contracts, corporate minute and other books, records, files and documents of the Company with respect to the Business (including financial, tax basis, budget projections, accountants' work papers and other information as Thayer Holdings may reasonably request) upon 24 hours prior notice. The Stockholders and Thayer shall mutually agree on the timing and manner of contact with all third parties, including, but not limited to, customers, vendors or suppliers, which contact shall not be unreasonably withheld. Thayer shall not be given access to any information where the provision of such information would violate a law or regulation applicable to the Company.


                                   ARTICLE VI
                             POST-CLOSING COVENANTS

     6.1. General. In case at any time after the Closing any further action is
          -------
legally necessary or reasonably desirable (as determined by Thayer Holdings and Stockholders) to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as any other party reasonably may request, all at the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification therefor under Article VIII below). The
                                                    ------------
Stockholders acknowledge and agree that from and after the Closing, the Company will be entitled to possession of all documents, books, records, agreements, and financial data of any sort relating to the Company, which shall be maintained at the chief executive office of the Company; provided, however, that Stockholders shall be entitled to reasonable access to and to make copies of such books and records at their sole cost and expense and the Company will maintain all of the same for a period of at least three (3) years after Closing. Thereafter, the Company will offer such documentation to Stockholders before disposal thereof. The Sellers further agree to convey all rights to any Intellectual Property reasonably related to the Business to the Company.

     6.2. Transition. For a period of four (4) years following Closing, the
          ----------
Stockholders will not take any action (or cause any such action to be taken by another Person) that primarily has the effect of discouraging any vendor, lessor, licensor, customer, contractor, subcontractor, supplier, or other business associate of the Company from maintaining the same business relations with the Company after the Closing as it maintained with the Company prior to the Closing. For a period of four (4) years following Closing, the Stockholders will refer all customer inquiries relating to the Business to the Company.

     6.3. Confidentiality. The Stockholders will treat and hold in confidence
          ---------------
and not disclose all Confidential Information and refrain from using any of the Confidential Information except in connection with this Agreement or otherwise for the benefit of the Company or Thayer Holdings for a period of four (4) years from the date of this Agreement, and deliver promptly to Thayer Holdings or destroy, at the written request and option of Thayer Holdings, all tangible embodiments (and all copies) of the Confidential Information which are in their possession except as otherwise permitted herein. In the event that any Stockholder is requested or required (by oral question or written request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar legal proceeding) to disclose any Confidential Information, such Stockholder will notify the Company and Thayer Holdings promptly of the request or requirement.

     6.4. Covenant Not to Compete. For and in consideration of the allocation of
          -----------------------
$10,000 of the Redemption Price paid to the BSG Parent by the Company, the individual trustee of each Stockholder (which trustee is also a beneficiary of such Stockholder), covenants and agrees, for a period of four (4) years from and after the Closing Date, that he will not, directly or indirectly without the prior written consent of the Company, for or on behalf of any entity, engage in any of the activities prohibited by Section 6 of the Employment Agreement with such Person in the Form of Exhibits F-1, F-2 or F-3 hereto.
                           ------------  ---    ---

     6.5. Additional Matters.
          ------------------

          (a) The Stockholders shall cause the Company and BSG Parent to file with the appropriate governmental authorities all Tax Returns required to be filed by it for any taxable period ending prior to the Closing Date and the Company and BSG Parent shall remit any Taxes (other than Taxes on income) due in respect of such Tax Returns. In addition, BSG Parent and Stockholders shall cause BT&C to prepare a short period tax return for the Company covering the period January 1, 1999 through the Closing Date. The cost of preparation of such short period tax return shall be paid for by Stockholders. The Stockholders shall provide drafts of the completed tax returns for the Company to Thayer Holdings for its review a reasonable time prior to the filing of such tax returns, and shall permit Thayer Holdings to comment on such tax returns, and shall make such revisions as are reasonably requested by Thayer Holdings prior to filing. Each of Thayer Holdings, the Stockholders and BSG Parent hereby agree to treat the acquisition of the capital stock of the Company as a "sale of substantially all of the assets" of the Company.

          (b) Thayer Holdings and Stockholders recognize that each of them will need access, from time to time, after the Closing Date, to certain accounting and Tax records and information held by Thayer Holdings and/or the Company to the extent such records and information pertain to events occurring on or prior to the Closing Date; therefore, Thayer Holdings agrees to cause the Company to
                     ---------
(A) use its commercially reasonable best efforts to properly retain and maintain such records for a period of six (6) years from the date the Tax Returns for the year in which the Closing occurs are filed or until the expiration of the statute of limitations with respect to such year, whichever is later, and (B) allow each Stockholder and his agents and representatives at times and dates mutually acceptable to the parties, to inspect, review and make copies of such records as such other party may deem necessary or appropriate from time to time, such activities to be conducted during normal business hours and at the requesting party's expense.

          (c) Subject to the procedures and limitations set forth in Article
                                                                     -------
VIII hereof, including the thresholds, deductibles and caps set forth in Section
----                                                                     -------
8.6 hereof, the Stockholders and BSG Parent shall be liable for, and shall
---
indemnify and hold Thayer Holdings and the Company harmless against, (i) any Taxes or other costs attributable solely to a failure on the part of any Stockholder to take all actions required of him under Section 6.5(a) and (ii)
                                                      --------------
any failure of the Company to obtain any landlord consents to the transactions contemplated hereby required under the terms of any leases of the Company's real property.

          (d) The Stockholders shall maintain BSG Parent in existence following the Closing Date for a period of at least one year following the Closing; provided, however, that at the Company's request, BSG Parent shall change its name so that "BSG" is removed therefrom.

     6.6. Litigation Support. In the event and for so long as any party is
          ------------------
actively contesting or defending against any claim, suit, action or charge, complaint, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, circumstance, status, condition, activity, practice, occurrence, event, action, failure to act, or transaction on or prior to the Closing Date involving the Company, each of the other parties will cooperate and make reasonably available themselves or their personnel, as applicable, and provide such reasonable testimony and access to their books and records as shall be necessary in connection with the contest or defense.

     6.7. Audits. Following the Closing, the Stockholders shall use their best
          ------
efforts to cause the Company, at the Company's expense, to deliver, or cause to be delivered, to Thayer Holdings an unqualified and unmodified audit report of Arthur Andersen, L.L.P. or other reputable independent accounting firm on the balance sheet of the Company as of the Closing Date in connection with the preparation of the Audited Closing Financial Statements and audited statements of operations and cash flows of the Company with respect to the period January 1, 1999 through the Closing Date (and for 1997, to the extent audited financials statements for fiscal year 1997 do not exist), which report shall be without limitation as to the scope of the audit. Stockholders, in their capacities as officers and directors of the Company during such periods, shall provide all management letters, reports or representations reasonably requested by such auditors in connection with such audits.

     6.8. Minimum Cash as of the Closing. At the Closing, the Company shall
          ------------------------------
maintain a level of cash and cash equivalents equal to at least $500,000. The Redemption Price payable at Closing will be reduced by the amount by which the Company's cash and cash equivalents are less than $500,000 at Closing (the "Minimum Cash Deficit"). In determining the Net Working Capital Adjustment, the amount of Minimum Cash Deficit shall be added to the aggregate amount of any downward Net Working Capital Adjustment (i.e., Net Working Capital is less than $3,000,000) at Closing for purposes of determining the final Net Working Capital Adjustment; provided, however, that in no event will a Minimum Cash Deficit result in any upward Net Working Capital Adjustment.

     6.9. Stock Options. Following the Closing, the Company will commit to grant
          -------------
stock options to certain employees of the Company mutually agreed upon by Thayer Holdings and Sellers. 50% of such stock options shall be granted within a reasonable period of time following the Closing Date and the remaining 50% balance shall be reserved for future grants to employees of the Company. In the aggregate, all of such stock options will be exercisable for an estimated $2,000,000 of the Company's Common Stock valued as of the date of an initial public offering of the Company or as of the time of a sale of the Company. The exercise price for such stock options shall be set at a mutually agreed upon discount to the initial public offering price or sales price of the Company in the event of a sale of the Company; provided, however, that in no event will such option exercise price be set (i) at a price that is less than the price per share paid by Thayer Holdings for its shares of the Company's capital stock and
(ii) below the fair market value of the Company's Common Stock at the time such exercise price is set (which date will be as of the Closing Date or after the Closing Date, as the case may be, but prior to any initial public offering date or sale date). The terms of such stock options shall generally be for ten years from the date of grant, subject to customary four year annual vesting requirements (i.e., 25% vesting per annum), and shall otherwise be on the same terms and conditions applicable to all stock options granted to key executives and employees of the Company.

                                   ARTICLE VII
           CONDITIONS TO OBLIGATIONS OF PARTIES TO CONSUMMATE CLOSING

     7.1. Conditions to Thayer Holdings' Obligations. The obligation of Thayer
          ------------------------------------------
Holdings under this Agreement to consummate the Closing is subject to the conditions that:

          (a) Covenants, Representations and Warranties. The Company, BSG Parent
              -----------------------------------------
and Stockholders shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants contained in this Agreement to be performed and complied with by each of them prior to or at the Closing Date. The representations and warranties of the Company, BSG Parent and Stockholders set forth in this Agreement shall be accurate in all material respects at and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

          (b) Consents. All statutory requirements for the valid consummation by
              --------
the Company, BSG Parent and Stockholders of the Transactions shall have been fulfilled and all authorizations, consents and approvals, including expiration or early termination of all waiting periods under the HSR Act and those of all federal, state, local and foreign governmental agencies and regulatory authorities required to be obtained in order to permit the consummation of the Transactions shall have been obtained in form and substance reasonably satisfactory to Thayer Holdings unless such failure could not reasonably be expected to have a Material Adverse Effect. All approvals of the Boards of Directors and Stockholders of the Company and BSG Parent necessary for the consummation of this Agreement and the Transactions shall have been obtained.

          (c) Leases. Each of the Leases shall provide that the Company is the
              ------
lessee and if required under the terms of a given lease, any consent required in connection with the transactions contemplated by this Agreement shall have been obtained, and copies of such Leases (and any assignments pursuant to which any of such Leases have been assigned to the Company prior to the Closing Date) shall have been provided to Thayer Holdings.

          (d) Discharge of Indebtedness and Liens; Stockholder Loans.
              ------------------------------------------------------
Stockholders and the Company shall have provided for the payment in full by the Stockholders of all Funded Indebtedness of the Company at the Closing or the Purchase Price and the Redemption Price will be reduced proportionately by the amount of such Funded Indebtedness. Such Funded Indebtedness, if any, as of May 31, 1999, is listed on Exhibit S hereto. Stockholders shall have also provided
                       ---------
for the termination of all Encumbrances of record on the properties of the Company, except for Permitted Exceptions. All liens or UCC filings against the Company or Affiliates of the Company which are engaged in the Business, shall have been terminated as of the Closing. All outstanding loans or other amounts owed by any Stockholder or BSG Parent to the Company shall have been repaid in full on or prior to the Closing.

          (e) Fee. In consideration of investment banking services provided by
              ---
Thayer Holdings' Affiliate, Thayer Management Partners LLC, in connection with the Transactions, the Company shall pay to Thayer Management Partners LLC immediately following the Closing a fee in the amount of $370,000.

          (f) Transfer Taxes. Stockholders shall be responsible for all stock
              --------------
transfer or gains taxes imposed on Stockholders or BSG Parent incurred in connection with this Agreement.

          (g) Documents to be Delivered by Stockholders, BSG Parent and the
              -------------------------------------------------------------
Company. The following documents shall be delivered at the Closing by
-------
Stockholders, BSG Parent and the Company:

                    (i) Escrow Agreement. Stockholders, BSG Parent and the
                        ----------------
          Company shall have delivered to Thayer Holdings at the Closing the duly executed Escrow Agreement in substantially the form attached hereto as Exhibit B.

                    (ii) Opinion of Stockholders' Counsel. Thayer Holdings shall
                         --------------------------------
          have received an opinion of counsel to the Company, BSG Parent and Stockholders, dated the Closing Date, in substantially the same form as the form of opinion that is Exhibit C hereto.

                    (iii) Certificates. Thayer Holdings shall have received an
                          ------------
          officer's certificate and a secretary's certificate of the Company executed by officers of the Company, dated the Closing Date, in a form mutually agreed upon by Thayer Holdings and BSG Parent.

                    (iv) Release. Stockholders and BSG Parent shall have
                         -------
          furnished the Company with a general release of liabilities, excluding compensation and employee benefits as well as obligations pursuant to this Agreement, in the form attached as Exhibit E hereto.

                    (v) Employment Agreements. John R. McDougall, D. Marshall
                        ---------------------
          Nelson and Philip H. Duong shall each have duly executed and delivered Employment Agreements in substantially the same form attached as Exhibits F-1, F-2 and F-3 hereto, pursuant to which he will be employed by the Company following the Closing.

                    (vi) Delivery of Purchased Shares. At the Closing, BSG
                         ----------------------------
          Parent shall deliver to Thayer Holdings the Purchased Shares duly endorsed for transfer to Thayer Holdings and free and clear of all Encumbrances, other than the restrictions imposed by federal and state securities laws.

                    (vii) Redemption of Existing Common Stock. BSG Parent shall
                          -----------------------------------
          have delivered the stock certificate(s) representing the Redemption Shares duly endorsed for transfer to the Company and free and clear of all Encumbrances, other than the restrictions imposed by federal and state securities laws.

                    (viii) Resignation of Directors. The Company shall deliver
                           ------------------------
          the written resignations of all directors of the Company effective as of the Closing.

                    (ix) Termination of Stockholder Agreements. The Company
                         -------------------------------------
          shall have provided evidence satisfactory to Thayer Holdings of the complete termination of all Stockholder agreements among the Stockholders, BSG Parent and/or the Company with respect to the Company or the Existing Shares.

          (h) Company Equity Arrangements. The Equity Agreements shall have been
              ---------------------------
executed and delivered by the respective parties thereto.

          (i) Restated Certificate of Incorporation. At the Closing immediately
              -------------------------------------
following the Stock Purchase and the Redemption, the Company's Certificate of Incorporation shall have been duly amended and restated to include substantially all of the provisions set forth in Exhibit A attached hereto and shall not have been further amended or modified.

          (j) Financing. The Company shall have obtained the Financing Proceeds
              ---------
pursuant to the Financing.

     7.2. Conditions to Stockholders', BSG Parent's and the Company's
          -----------------------------------------------------------
Obligations. The obligation of Stockholders, BSG Parent and the Company under
-----------
this Agreement to consummate the Closing is subject to the conditions that:

          (a) Covenants, Representations and Warranties. Thayer Holdings shall
              -----------------------------------------
have performed in all material respects all obligations and agreements and complied in all material respects with all covenants contained in this Agreement to be performed and complied with by Thayer Holdings prior to or at the Closing and the representations and warranties of Thayer Holdings set forth in Article
                                                                       -------
IV hereof shall be accurate in all material respects, at and as of the Closing
--
Date, with the same force and effect as though made on and as of the Closing
Date.

          (b) Consents. All statutory requirements for the valid consummation by
              --------
Thayer Holdings of the Transactions shall have been fulfilled and all authorizations, consents and approvals, including expiration or early termination of all waiting periods under the HSR Act and those of all federal, state, local and foreign governmental agencies and regulatory authorities required to be obtained in order to permit the consummation by Thayer Holdings of the Transactions shall have been obtained unless such failure shall not have a Material Adverse Effect on the Business.

          (c) Documents to be Delivered by Thayer Holdings. The following
              --------------------------------------------
documents shall be delivered at the Closing by Thayer Holdings:

                    (i) Escrow Agreement. Thayer Holdings shall have delivered
                        ----------------
          to Stockholders and BSG Parent at the Closing the duly executed Escrow Agreement.

                    (ii) Employment Agreements. Thayer Holdings shall have
                         ---------------------
          caused the Company to duly execute and deliver Employment Agreements with each of John R. McDougall, D. Marshall Nelson and Philip H. Duong in the same form attached as Exhibits F-1, F-2 and F3 hereto, pursuant to which
                           ------------  ---     --
          such Persons will be employed by the Company following the Closing.

                    (iii) Certificates. Thayer Holdings shall have delivered an
                          ------------
          officer's certificate and a secretary's certificate of Thayer Holdings executed by officers of Thayer Holdings, dated the Closing Date, in a form mutually agreed upon by Thayer Holdings and BSG Parent.

                    (iv) Legal Opinion. BSG Parent and the Stockholders shall
                         -------------
          have received an opinion of counsel to Thayer Holdings in the Form of Exhibit T hereto.
          ---------

          (d) Company Equity Arrangements. The Equity Agreements shall have been
              ---------------------------
executed and delivered by the respective parties thereto.

          (e) Payments to BSG Parent. BSG Parent shall have received (i) the
              ----------------------
Closing Redemption Price for the Redemption Shares and (ii) the portion of the Purchase Price payable to BSG Parent at Closing for the Purchased Shares.


                                  ARTICLE VIII
                                 INDEMNIFICATION

     8.1. Indemnification by BSG Parent and Stockholders. Except as provided in
          ----------------------------------------------
Section 8.6, Stockholders and BSG Parent agree to jointly and severally indemnify and hold harmless Thayer Holdings and the Company and each officer, director, and Affiliate of Thayer Holdings and the Company, including without limitation any successor of the Company that is an Affiliate of Thayer Holdings or any of the Company's lenders as provided in Section 10.5 hereof
                                               ------------
(collectively, the "Indemnified Parties") from and against any and all damages, losses, claims, liabilities, demands, charges, suits, penalties, costs and expenses (including court costs and reasonable attorneys' fees and expenses incurred in investigating and preparing for any litigation or proceeding) (collectively, the "Indemnifiable Costs"), which any of the Indemnified Parties may sustain, or to which any of the Indemnified Parties may be subjected, arising out of (A) any misrepresentation, breach or default by Stockholders, BSG Parent or the Company of or under any of the representations, covenants, agreements or other provisions of this Agreement or any agreement or document executed in connection herewith; provided, however, that Indemnifiable Costs for covenants with respect to the Company shall be with respect to pre-Closing periods only; (B) any downward Net Working Capital Adjustment not paid to the Company pursuant to a reduction of the Escrow Sum; and (C) the cost of any cash to accrual liability, if any, borne by the Company and not by BSG Parent or Stockholders. The determination of whether the Company, on the one hand, or Thayer Holdings, on the other hand, is entitled to indemnification hereunder shall be made by such parties in light of the economic impact or loss caused by the matter which is the subject of the claim of indemnification. By way of example, a claim of indemnification for breaches of the representation made in
Section 3.17 (Taxes) would impact the Company so that the Company would be
-----------
entitled to indemnification. A
claim of indemnification based on a breach of Section 3.1 (Capitalization) would
                                              -----------
affect Thayer Holdings' investment in the Company directly (as opposed to derivatively), so that Thayer Holdings would be entitled to indemnification.

     8.2. Defense of Claims. If any legal proceeding shall be instituted, or any
          -----------------
claim or demand made by a third Person, against any Indemnified Party in respect of which Stockholders or BSG Parent may be liable hereunder, such Indemnified Party shall give prompt written notice thereof to Stockholders and, except as otherwise provided in Section 8.4 below, Stockholders shall have the right to
                      -----------
defend any litigation, action, suit, demand, or claim for which an Indemnified Party may seek indemnifications, and such Indemnified Party shall extend reasonable cooperation in connection with such defense, which shall be at Stockholders' expense. In the event Stockholders fail or refuse to defend the same within a reasonable length of time, the Indemnified Parties shall be entitled to assume the defense thereof, and Stockholders and BSG Parent shall be jointly and severally liable to repay the Indemnified Parties for all reasonably incurred Indemnifiable Costs. If Stockholders shall not have the right to assume the defense of any litigation, action, suit, demand, or claim in accordance with the preceding sentence, the Indemnified Parties shall, at Stockholders' expense, have the absolute right to control the defense of such litigation, action, suit, demand, or claim, but Stockholders shall be entitled, at their own expense, to participate in such litigation, action, suit, demand, or claim. The party controlling any defense pursuant to this Section 8.2 shall deliver, or cause to
                                         -----------
be delivered to the other party, copies of all correspondence, pleadings, motions, briefs, appeals or other written statements relating to or submitted in connection with the defense of any such litigation, action, suit, demand or claim, and timely notice of any hearing or other court proceeding relating to such litigation, action, suit, demand or claim. Notwithstanding the forgoing, in no event will the party controlling any defense pursuant to this Section 3.2
                                                                 -----------
settle any litigation, action, suit, demand or claim without the prior written consent of the non-controlling party, unless such settlement provides for the unqualified, absolute and complete release of all claims against the non-controlling party and results in no monetary or equitable liability to the non-controlling party.

     8.3. Escrow Claim. If any claim for indemnification is made by an
          ------------
Indemnified Party pursuant to this Article VIII prior to the expiration of the
                                   ------------
Escrow Period, such Indemnified Party shall first apply to the Escrow Agent provided in Section 2.7 of this Agreement for reimbursement of such claim in
            -----------
accordance with the provisions of the Escrow Agreement provided, however, the Escrow Sum is not intended to be an exclusive remedy in the event Thayer Holdings or the Company has indemnification claims hereunder which exceed such amount.

     8.4. Tax Audits, Etc. In the event of an audit of a Tax Return of the
          ----------------
Company with respect to which an Indemnified Party might be entitled to indemnification pursuant to this Article VIII, the Stockholders and the Company
                                 ------------
shall jointly control any and all such audits which may result in the assessment of additional Taxes against the Company and any and all subsequent proceedings in connection therewith, including appeals. Stockholders and Thayer Holdings shall cooperate fully in all matters relating to any such audit or other Tax proceeding (including according access to all records pertaining thereto), and will execute and file any and all consents, powers of attorney, and other documents as shall be reasonably necessary in connection therewith. If additional Taxes are payable by the Company as a result of any such audit or other proceeding, Stockholders shall be severally responsible for and shall promptly pay all Taxes, interest, and penalties for which any of the Indemnified Parties shall be entitled to indemnification.

     8.5. Indemnification of Stockholders, BSG Parent and the Company. Thayer
          -----------------------------------------------------------
Holdings agrees to indemnify and hold harmless Stockholders, BSG Parent and the Company and each officer, director, Stockholder or Affiliate of the Company, from and against any Indemnifiable Costs arising out of any misrepresentation, breach or default by Thayer Holdings of or under any of the representations, covenants, agreements or other provisions of this Agreement or any agreement or document executed in connection herewith.

     8.6. Limits on Indemnification. All Indemnifiable Costs sought by any party
          -------------------------
hereunder shall be net of any insurance proceeds received by such Person with respect to such claim (less the present value of any premium increases occurring as a result of such claim). Except for any claims for breach of the representations, warranties and covenants of BSG Parent and the Stockholders under Sections 3.1, 3.2, 3.3, 3.4, 3.6, 3.17 or Article VI hereof (the
      ------------  ---  ---  ---  ---  ----    ----------
indemnification for which shall expire on the expiration of the applicable statute of limitations or, in the case of covenants in Article VI which have a
                                                       ----------
specific expiration date, as of such date, and if so made, such claims, and all Indemnifiable Costs incurred thereafter, shall continue after such date until finally resolved), the right to make claims for indemnification provided under this Article VIII shall expire on March 31, 2001 following the Closing Date
     ------------
(except for any claims for Indemnifiable Costs made prior to such date which claims shall continue after such date until finally resolved). The Stockholders and BSG Parent shall not be obligated to pay any amounts for indemnification under this Article VIII until the aggregate indemnification obligation sought by
           ------------
Thayer Holdings hereunder exceeds $500,000, whereupon Stockholders and BSG Parent shall be liable for all amounts for which indemnification may be sought in excess of the first $200,000 in claims. Notwithstanding the foregoing, in no event shall the aggregate liability of Stockholders and BSG Parent to Thayer Holdings for breach of representations and warranties exceed the sum of the Purchase Price and the Redemption Price, as adjusted pursuant to the terms hereof; provided, however, that such limitation shall not include and shall not limit any claims for the breaching of the representations and warranties of the Stockholders and BSG Parent under Sections 3.1, 3.2, 3.3, 3.4, and 3.6. However
                                  ------------  ---  ---  ---      ---
nothing in this Article VIII shall limit Thayer Holdings or Stockholders in
                ------------
exercising or securing any remedies provided by applicable statutory or common law with respect to the fraudulent conduct of Stockholders, BSG Parent or Thayer Holdings in connection with this Agreement or in the amount of damages that it can recover from the other in the event that Thayer Holdings or Stockholders successfully prove intentional fraud or intentional fraudulent conduct in connection with this Agreement. Other than as set forth in the preceding sentence, the indemnification provided for in this Section VIII is intended to
                                                   ------------
be the exclusive monetary remedy of Thayer Holdings or Stockholders with regard to the transactions contemplated by this Agreement.

                                   ARTICLE IX
                                   TERMINATION

     9.1. Termination. This Agreement may be terminated at any time prior to the
          -----------
Closing:

          (a) by the mutual written consent of all parties hereto;

          (b) in writing by Thayer Holdings, if the Company, BSG Parent or any of the Stockholders has breached in any material respect any representation, warranty or covenant contained in this Agreement, and in each case such breach has not been remedied within ten (10) business days after receipt of written notice specifying such breach and demanding such breach to be remedied; or

          (c) in writing by the Stockholders and the Company, if Thayer Holdings has breached in any material respect any representation, warranty or covenant contained in this Agreement, and in each case such breach has not been remedied within ten (10) business days after receipt of written notice specifying such breach and demanding such breach to be remedied; or

          (d) in writing by either the Company and the Stockholders, on the one hand, or Thayer Holdings, on the other hand, in the event the Closing has not occurred on or before August 31, 1999, unless the failure of such consummation or the failure to satisfy such condition, as applicable, shall be due to a breach of any representation or warranty made by the party or parties seeking to terminate this Agreement or the failure of such party or parties to comply in all material respects with the agreements and covenants contained herein to be performed by such party or parties.

     9.2. Effect of Termination. If the Transactions are terminated pursuant to
          ---------------------
Section 9.1 by notice in writing to the non-terminating party or parties, this
-----------
Agreement shall become void and of no further force and effect, except that (a) such termination shall not relieve (i) any party from its covenants in respect of confidentiality contained in Section 6.3 and (ii) any party then in breach of
                                -----------
any representation, warranty, covenant or agreement contained in this Agreement from liability in respect of such breach and (b) Sections 10.4 and 10.7 shall
                                                 -------------     ----
survive termination of this Agreement.


                                    ARTICLE X
                                  MISCELLANEOUS

     10.1. Modifications. Any amendment, change or modification of this
           -------------
Agreement shall be void unless in writing and signed by all parties hereto. No failure or delay by any party hereto in exercising any right, power or privilege hereunder (and no course of dealing between or among any of the parties) shall operate as a waiver of any such right, power or privilege. No waiver of any default on any one occasion shall constitute a waiver of any subsequent or other default. No single or partial exercise of any such right, power or privilege shall preclude the further or full exercise thereof.

     10.2. Notices. All notices and other communications hereunder shall be in
           -------
writing and shall be deemed to have been duly given when personally delivered, or 48 hours after deposited in the United States mail, first-class, postage prepaid, or by facsimile addressed to the respective parties hereto as follows:

     Thayer Holdings:
     ---------------

           c/o Thayer Equity Investors IV, L.P.
           1455 Pennsylvania Avenue, NW
           Suite 350
           Washington, D.C.  20004
           Attention: Robert Michalik
           Fax No.:   (202) 371-0391
           Tel No.:   (202) 371-0150

     With a copy to:
     --------------

           Empyrean Group
           800 Boone Blvd.
           Suite 250
           Vienna, VA  22182
           Attention: Thomas B. Modly
                      Jason H. Levine
           Fax No.:   (703) 790-9033
           Tel No.:   (703) 790-9008

     and to:

           Hogan & Hartson L.L.P.
           Columbia Square
           Thirteenth Street, NW
           Washington, DC  20004-1109
           Attention: Christopher J. Hagan, Esq.
           Fax No.:   (202) 637-5910
           Tel No.:   (202) 637-5600

     The Company, BSG Parent or Stockholders:
     ---------------------------------------

           c/o Business Solutions Group, Inc.
           284 S. Main Street
           Suite 700
           Alpharetta, Georgia  30004
           Attention: John R. McDougall
                      D. Marshall Nelson, Esq.
                      Philip H. Duong
           Fax No.:   (770) 360-5520
           Tel No.:   (770) 360-5423

     With a copy to:
     --------------

           Powell, Goldstein, Frazer & Murphy LLP
           191 Peachtree Street, N.E.
           Atlanta, Georgia  30303
           Attention: Richard Green, Esq.
           Fax No.:   (404) 572-6999
           Tel No.:   (404) 572-6600

or to such other address as to any party hereto as such party shall designate by like notice to the other parties hereto.

     10.3. Counterparts; Facsimile Transmission. This Agreement may be executed
           ------------------------------------
in several counterparts, each of which shall be deemed an original but all of which counterparts collectively shall constitute one instrument, and in making proof of this Agreement, it shall never be necessary to produce or account for more than one such counterpart. Signatures of a party to this Agreement or other documents executed in connection herewith which are sent to the other parties by facsimile transmission shall be binding as evidence of acceptance of the terms hereof or thereof by such signatory party, with originals to be circulated to the other parties in due course.

     10.4. Expenses. Each of the parties hereto will bear all costs, charges and
           --------
expenses incurred by such party in connection with this Agreement and the consummation of the Transactions, provided, however, that Stockholders shall bear all costs and expenses of (i) any broker involved in this transaction on behalf of Stockholders, BSG Parent or the Company and (ii) all legal and other expenses of Stockholders, BSG Parent or the Company with respect to this Agreement and the Transactions. All costs of Thayer Holdings shall be borne by the Company.

     10.5. Binding Effect; Assignment. This Agreement shall be binding upon and
           --------------------------
inure to the benefit of the Company, BSG Parent, Thayer Holdings and Stockholders, their heirs, representatives, successors, and permitted assigns, in accordance with the terms hereof. This Agreement shall not be assignable by the Company, BSG Parent or Stockholders without the prior written consent of Thayer Holdings. This Agreement shall be assignable by Thayer

Holdings and/or the Company to either (a) any lender providing financing to Thayer Holdings or the Company (but only with respect to Thayer Holdings' rights under Article II and Article VIII hereof) or (b) any Affiliate of Thayer Holdings, provided Thayer Holdings remain liable, in each case without the prior written consent of Stockholders. In addition, following the Closing, Thayer Holdings or the Company may assign any or all of its rights hereunder, without the consent of the Stockholders, in connection with any sale of all or substantially all of the assets, capital stock, partnership interests or business of the Company or Thayer Holdings (whether effected by sale, exchange, merger, consolidation or other transaction) and provided the acquiring party shall assume all of Thayer Holdings' or the Company's obligations hereunder.

     10.6. Entire and Sole Agreement. This Agreement and the other schedules and
           -------------------------
agreements referred to herein, constitute the entire agreement between the parties hereto and supersede all prior agreements, representations, warranties, statements, promises, information, arrangements and understandings, whether oral or written, express or implied, with respect to the subject matter hereof.

     10.7. Governing Law. This Agreement and its validity, construction,
           -------------
enforcement, and interpretation shall be governed by the substantive laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof.

     10.8. Survival of Representations, Warranties and Covenants. Regardless of
           -----------------------------------------------------
any investigation at any time made by or on behalf of any party hereto or of any information any party may have in respect thereof, all covenants, agreements, representations, and warranties and the related indemnities made hereunder or pursuant hereto or in connection with the Transactions shall survive the Closing for a period ending on March 31, 2001, provided (a) the representations and warranties contained in Section 3.17 of this Agreement, and the related
                        ------------
indemnities, shall survive the Closing until the expiration of the applicable statutes of limitations for determining or contesting Tax liabilities including any extension of such periods plus sixty (60) days, (b) the representations, warranties and covenants contained in Sections 3.1, 3.2, 3.3, 3.4, 3.6 and
                                      ------------  ---  ---  ---  ---
6.5(c) of this Agreement, and the related indemnities, shall survive the Closing
------
indefinitely and not expire, (c) all covenants in this Agreement which have an expiration date contained therein shall expire as of such date and (d) all other covenants in this Agreement which do not have an expiration date shall expire upon the expiration of the applicable statutes of limitations.

     10.9. Invalid Provisions. If any provision of this Agreement is deemed or
           ------------------
held to be illegal, invalid or unenforceable, this Agreement shall be considered divisible and inoperative as to such provision to the extent it is deemed to be illegal, invalid or unenforceable, and in all other respects this Agreement shall remain in full force and effect; provided, however, that if any provision of this Agreement is deemed or held to be illegal, invalid or unenforceable there shall be added hereto automatically a provision as similar as possible to such illegal, invalid or unenforceable provision and be legal, valid and enforceable. Further, should any provision contained in this Agreement ever be reformed or rewritten by any judicial body of competent jurisdiction, such provision as so reformed or rewritten shall be binding upon all parties hereto.

     10.10. Public Announcements. Neither Stockholders, BSG Parent nor the
            --------------------
Company (pre-Closing) shall make any public announcement of the Transactions without the prior written consent of Thayer Holdings, which consent shall not be unreasonably withheld.

     10.11. Remedies Cumulative. The remedies of the parties under this
            -------------------
Agreement are cumulative and shall not exclude any other remedies to which any party may be lawfully entitled.

     10.12. Third Parties. Except as specifically set forth or referred to
            -------------
herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any Person, other than the parties hereto and their permitted successors or assigns, any rights or remedies under or by reason of this Agreement.

     10.13. No Strict Construction. The parties hereto have participated jointly
            ----------------------
in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

     10.14. Disclosure Schedule. An item disclosed in any part of the Disclosure
            -------------------
Schedule attached hereto shall be deemed disclosed in response to other applicable Disclosure Schedule cross-referenced therein.


                      [THIS SPACE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as of the date and year first above written.

                                   THE COMPANY:
                                   -----------

                                   BUSINESS SOLUTIONS GROUP, INC.


                                   By:  /s/ John R. McDougall
                                        ----------------------------------------
                                        John R. McDougall
                                        President

                                   BSG PARENT:
                                   ----------

                                   BSG HOLDINGS, INC.


                                   By:  /s/ John R. McDougall
                                        ----------------------------------------
                                        John R. McDougall
                                        President

                                   STOCKHOLDERS:


                                   /s/  John R. McDougall
                                   --------------------------------------------
                                   John R. McDougall, as Trustee as trustee of
                                   the John R. McDougall and Louise A. McDougall Trust dated July 24, 1998 and as trustee of the Louise A. and John R. McDougall Trust dated July 24, 1998


                                   /s/  D. Marshall Nelson
                                   ---------------------------------------------
                                   D. Marshall Nelson, as Trustee of the Nelson
                                   Family Trust dated May 22, 1995


                                   /s/ Philip H. Duong
                                   ---------------------------------------------
                                   Philip H. Duong, as Trustee of the Duong
                                   Family Trust dated November 28, 1998

                                   THAYER HOLDINGS:

                                   THAYER ITECH HOLDINGS, L.L.C.

                                   By:   TC Equity Partners, L.L.C.
                                   Its:  Managing Member


                                         By: /s/ Robert E. Michalik
                                             -----------------------------------
                                             Name:   Robert E. Michalik
                                             Title:  President

The Exhibits and Schedules to this Recapitalization Agreement are not included with this Registration Statement on Form S-1. The Registrant will provide these Exhibits and Schedules upon the request of the Securities and Exchange Commission.